UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM 8-K

                               Current Report
                      Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934


      Date of Report (Date of earliest event reported): March 31, 1998


                             CALPINE CORPORATION

                          (A Delaware Corporation)

                        Commission File Number: 033-73160

                  I.R.S. Employer Identification No. 77-0212977



                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On March 31, 1998, Calpine Corporation ("Calpine"), a Delaware corporation, through a wholly-owned subsidiary, Calpine Finance Company, (collectively the "Company") entered into a Stock Purchase and Redemption Agreement (the "Agreement") with Dominion Cogen, Inc., a Virginia corporation ("Dominion"), and Dominion Energy, Inc., a Virginia corporation ("DEI"). Under the terms of the Agreement, the Company acquired the remaining 50 percent of the capital stock of Texas Cogeneration Company ("TCC"). TCC is the owner of the 450 megawatt Texas City and 377 megawatt Clear Lake Power Plants located in Texas City and Pasadena, Texas. As consideration for the purchase of the stock, the Company paid to Dominion $52.8 million in cash and has certain contingent purchase payments beginning in the year 2000 that could approximate 2.9% of project revenue. As part of the acquisition, the Company now also owns a 7.5 percent interest in the Bayonne Power Plant, a 165 megawatt natural gas-fired cogeneration power plant located in Bayonne, New Jersey.

     Calpine Fuels Texas Corporation, a wholly-owned subsidiary of Calpine, now purchases natural gas for the Texas power plants from Enron Capital & Trade Corp ("ECT"). In a related transaction, Calpine Fuels Texas paid approximately $105.3 million to ECT to restructure its existing gas contracts.

     The Company funded the transactions with a portion of the net proceeds of the March 31, 1998 offering of $300.0 million of 7-7/8% Senior Notes Due 2008.

     On June 23, 1997, the Company had previously acquired a 50 percent interest in TCC for a cash payment of $35.4 million. In addition, the Company purchased from the existing lenders the $155.6 million of outstanding non-recourse project financing of the two power plants, as previously reported in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     The Company now owns a 100 percent interest in the Texas City and Clear Lake Power Plants. The Company has operated the plants since June 1997. The Texas City and Clear Lake Power Plants are natural gas-fired, combined-cycle cogeneration facilities. The plants provide electricity to Texas Utilities Electric Company, Texas New Mexico Power Company and Houston Lighting & Power Company. As cogenerators, they also provide electricity and steam to Union Carbide Corporation's chemical facility and to Celanese Chemical Group, Inc.'s organic chemicals plant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a)  Financial Statements

As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after April 15, 1998.

  (b)  Pro Forma Financial Information

As of the date of filing this Current Report on Form 8-K, it is impracticable for the Registrant to provide pro forma financial information required by this
Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after April 15, 1998.

  (c)  Exhibits

The Exhibits to this Report are listed in the Exhibit Index set forth below.

EXHIBIT
NUMBER           DESCRIPTION
---------        ------------------------------------------------------
10.2.6           Purchase and Sale Agreement dated March 27, 1997
                 for the purchase and sale of shares of Enron/Dominion
                 Cogen Corp. Common Stock among Enron Power Corporation and Calpine Finance Company

10.2.7           Stock Purchase and Redemption Agreement dated
                 March 31, 1998, among Dominion Cogen, Inc., Dominion Energy, Inc., and Calpine Finance Company

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CALPINE CORPORATION


                                 By:      /s/    Peter Cartwright
                                    -----------------------------------------
                                    Peter Cartwright
                                    President, Chief Executive Officer and
                                    Chairman of the Board

April  14, 1998

                                EXHIBIT INDEX

                                                                SEQUENTIALLY
EXHIBIT NO.    DESCRIPTION                                      NUMBERED PAGE
-----------    -------------------------------------------      -------------

10.2.6         Purchase and Sale Agreement dated March 27,               6
               1997 for the purchase and sale of shares of Enron/Dominion Cogen Corp. Common Stock among Enron Power Corporation and Calpine Finance
               Company

10.2.7         Stock Purchase and Redemption Agreement                  47
               dated March 31, 1998, among Dominion
               Cogen, Inc., Dominion Energy, Inc., and
               Calpine Finance Company

Exhibit 10.2.6

                           PURCHASE AND SALE AGREEMENT

                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS

         1.1      Definitions                                                           1
         1.2      Terminology                                                           6

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1      Purchase and Sale of Class A Common Stock                              7
         2.2      Purchase Price                                                         7
         2.3      Determination of Purchase Price                                        7

                                   ARTICLE III
                                  CLOSING DATE


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         4.1      Representations and Warranties of Seller                               9
                  4.1.1    Organization and Good Standing                                9
                  4.1.2    Authority of Seller                                           9
                  4.1.3    No Violations With Respect to Seller                          9
                  4.1.4    Approvals and Consents for Seller                            10
                  4.1.5    Ownership                                                    10
                  4.1.6    Company and Subsidiaries                                     11
                  4.1.7    No Violation With Respect to Company and Subsidiaries        11
                  4.1.8    No Default; Legal Requirements                               12
                  4.1.9    Financial Statements                                         13
                  4.1.10   Leases; Contracts; Agreements and Commitments                13
                  4.1.11   Litigation                                                   15
                  4.1.12   Government Permits                                           15
                  4.1.13   Employee Benefits                                            15
                  4.1.14   Tax Matters                                                  15
                  4.1.15   Real Property                                                16
                  4.1.16   Environmental Matters                                        16
                  4.1.17   Regulatory Matters                                           16
                  4.1.18   Sole Purpose; Nature of Business                             17
                  4.1.19   Brokerage or Finders Fees                                    17
                  4.1.20   Insurance                                                    17
                  4.1.21   Material Assets and Properties                               17

         4.2      Representations and Warranties of Buyer                               17
                  4.2.1    Organization and Good Standing                               17
                  4.2.2    Authority of Buyer                                           17
                  4.2.3    No Violations                                                18
                  4.2.4    Approvals and Consents                                       18
                  4.2.5    Acquisition as Investment                                    18


                                       6

                  4.2.6    Brokerage or Finders Fees                                    18
                  4.2.7    No Electric Utility Ownership                                18
                  4.2.8    Available Funds                                              19
                  4.2.9    Knowledgeable Buyer                                          19

                                    ARTICLE V
                       ADDITIONAL AGREEMENTS AND COVENANTS

         5.1      Covenants of Seller                                                   19
                  5.1.1    Certain Changes                                              19
                  5.1.2    Operation of Business                                        21
                  5.1.3    Insurance                                                    21
                  5.1.4    Access                                                       21
                  5.1.5    Antitrust Notification and Other Governmental
                           Filings                                                      21
                  5.1.6    Confidentiality                                              22
                  5.1.7    Public Announcements                                         22
                  5.1.8    Transaction Costs                                            22
                  5.1.9    Noncompetition                                               22
                  5.1.10 Satisfaction of Closing Conditions                             22

         5.2      Covenants of Buyer                                                    22
                  5.2.1    Antitrust Notification and Other Governmental
                           Filings.                                                     22
                  5.2.2    Public Announcements                                         23
                  5.2.3    Confidential Information                                     23
                  5.2.4    Transaction Costs                                            23
                  5.2.5    Satisfaction of Closing Conditions                           23
                  5.2.6    Bank Account and Line of Credit                              23
                  5.2.7    Certain FERC Matters                                         23

         5.3      Mutual Covenants                                                      24
                  5.3.1    Release                                                      24
                  5.3.2    Tax Returns                                                  24
                  5.3.4    Employment Matters                                           24

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

         6.1      Buyer's Obligation to Close                                           26
                  6.1.1    Compliance with Agreement                                    26
                  6.1.2    Representations and Warranties                               26
                  6.1.3    Certificate                                                  26
                  6.1.4    Filings                                                      27
                  6.1.5    Litigation                                                   27
                  6.1.6    Stock Certificates; Assignment Agreements                    27
                  6.1.7    Opinion                                                      27
                  6.1.8    Secretary's Certificate                                      27
                  6.1.9    Resignations                                                 27
                  6.1.10   Scheduled Payments                                           27
                  6.1.11   Affidavits                                                   27
                  6.1.12   Certain Other Agreements                                     27

         6.2      Seller's Obligation to Close                                          27
                  6.2.1    Compliance with Agreement                                    27
                  6.2.2    Representations and Warranties                               28
                  6.2.3    Certificate                                                  28

                                       7

                  6.2.4    Opinion                                                      28
                  6.2.5    Filings                                                      28
                  6.2.6    Litigation                                                   28
                  6.2.7    Assignment Agreements                                        28
                  6.2.8    Long Term Debt                                               28
                  6.2.9    Release                                                      28
                  6.2.10   Certain Other Agreements                                     28

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1      Indemnification of Buyer                                              29
         7.2      Indemnification and Release of Seller                                 30
         7.3      Applicability                                                         31
         7.4      Indemnification Procedures                                            31
         7.5      Limitation on Liabilities                                             33
         7.6      Notification by Seller of Certain Matters                             34

                                  ARTICLE VIII
                               TERMINATION RIGHTS

         8.1      Termination                                                           34
         8.2      Limitation on Right to Terminate; Effect of Termination               35

                                   ARTICLE IX
                                     GENERAL

         9.1      Exclusive Agreement; Schedules                                        35
         9.2      Successors and Assigns                                                35
         9.3      Amendments                                                            36
         9.4      Records and Access                                                    36
         9.5      Further Assurances                                                    36
         9.6      Notices                                                               37
         9.7      Governing Law                                                         37
         9.8      Severability                                                          38
         9.9      Counterparts                                                          38
         9.10     Expenses                                                              38
         9.11     Attorneys' Fees                                                       38



Exhibits to Purchase and Sale Agreement:

         Exhibit A -       Assignment and Assumption Agreements

Schedules to Purchase and Sale Agreement:

Schedule 1.1(A)   -        Knowledge
Schedule 4.1.3    -        No Violations of Seller
Schedule 4.1.5(A) -        Company's Capital Stock
Schedule 4.1.5(E) -        Subsidiaries' Capital Stock Debt; Other Securities
Schedule 4.1.7    -        No Violations of Company and Subsidiaries
Schedule 4.1.8    -        No Default; Legal Requirements
Schedule 4.1.9(B)-1        -        December 31 Balance Sheet
Schedule 4.1.9(B)-2        -        Financial Statements
Schedule 4.1.9(C) -        Balance Sheet Liabilities

Schedule 4.1.10(A)         -        Contracts of Company and its Affiliates
Schedule 4.1.10(B)         -        Contracts of Seller and its Affiliates
Schedule 4.1.10(C)         -        Obligations of Seller and its Affiliates to
                                    be Assumed by Buyer
Schedule 4.1.11   -        Litigation
Schedule 4.1.14   -        Tax Matters
Schedule 4.1.15   -        Real Property
Schedule 4.1.16   -        Environmental Matters
Schedule 4.1.20   -        Insurance
Schedule 4.1.21   -        Excluded Assets
Schedule 5.1.1    -        Ordinary Course of Business
Schedule 5.3.4(A) -        Employment Matters
Schedule 6.1.9    -        Directors and Officers

                           PURCHASE AND SALE AGREEMENT


THIS PURCHASE AND SALE AGREEMENT (this "Agreement") for the purchase and sale of all of the shares of Class A Common Stock of Enron/Dominion Cogen Corp., a Delaware corporation (the "Company"), is made as of the 27th day of March, 1997, by and between Enron Power Corp., a Delaware corporation ("Seller"), and Calpine Finance Company, a Delaware corporation ("Buyer").

WHEREAS, Seller is the owner of 7,095 shares of Class A Common Stock of the Company, which constitutes all of the issued and outstanding shares of Class A Common Stock of the Company (the "Class A Common Stock"); and

WHEREAS, Seller wishes to sell all of the Class A Common Stock, and Buyer wishes to purchase all of the Class A Common Stock, on the terms herein set forth; and

WHEREAS, concurrently with the purchase of the Class A Common Stock pursuant to this Agreement, Buyer wishes to purchase the Long Term Debt (hereinafter defined) at the Facilities (hereinafter defined) from the lenders thereof pursuant to an Assignment Agreement to be entered into among Buyer and such lenders (the "Assignment of Notes");

NOW, THEREFORE, in consideration of the mutual promises made herein, and subject to the conditions hereinafter set forth, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 Definitions. The terms set forth below shall have the meanings ascribed to them in this Article I or in the part of this Agreement referred to below:

Administrative Services Agreement: means the Administrative Services Agreement dated as of August 1, 1995, among ECT, the Company, EC5, Clear Lake and Cogenron.

Affiliate: means with respect to an entity, any other entity controlling, controlled by or under common control with such entity. As used in this definition, the term "control," including the correlative term "controlling," "controlled by" and "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, neither the Company nor any of the Subsidiaries is, nor shall be deemed to be, Affiliates of Seller.

Agreement:  as defined in the preamble.

Assignment Agreements:  as defined in Section 2.2.

Assignment and Assumption Agreement:  as defined in Section 2.2.

Assignment of Notes:  as defined in the preamble.

Auditor:  as defined in Section 2.3.

Average Severance Cost: as defined in Section 5.3.4.

Base Purchase Price:  as defined in Section 2.2

Best Efforts: means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

Business Day: means any day other than a Saturday, a Sunday or a day on which banks in Houston, Texas are authorized or required by law to be closed.

Buyer:  as defined in the preamble.

Buyer Indemnified Loss:  as defined in Section 7.1.

Buyer's Plans:  as defined in Section 5.3.4.

Bylaws:  as defined in Section 4.1.7.

Certificate of Incorporation:  as defined in Section 4.1.7.

Claim Notice:  as defined in Section 7.4.

Class A Common Stock:  as defined in the preamble.

Class B Common Stock:  as defined in Section 4.1.5.

Clear Lake: means Clear Lake Cogeneration Limited Partnership, a Texas limited partnership.

Clear Lake Facility: the 377 megawatt gas-fired, combined-cycle power plant located in Pasadena, Texas and owned by Clear Lake.

Clear Lake O & M Agreement: the Operations and Maintenance Agreement dated as of August 1, 1995, among EOC, the Company and Clear Lake.

Closing:  as defined in Article III.

Closing Date:  as defined in Article III.

COBRA: as defined in Section 5.3.4. Code: means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America.

Cogenron:  means Cogenron Inc., a Delaware corporation.

Cogen Venture:  means Cogen Technologies NJ Venture, a New Jersey joint venture.

Company:  as defined in the preamble.

Confidentiality Agreement:  as defined in Section 5.2.3.

Credit Support Obligations:  as defined in Section 5.3.1.

December 31 Balance Sheet:  as defined in Section 4.1.9.

Dominion:  means Dominion Cogen, Inc., a Virginia corporation.

Dominion Energy:  means Dominion Energy, Inc., a Virginia corporation.

Dominion Resources:  means Dominion Resources, Inc. , a Virginia corporation.

EC1:  means Enron Cogeneration One Company, a Delaware corporation.

EC3:  means Enron Cogeneration Three Company, a Delaware corporation.

EC5:  means Enron Cogeneration Five Company, a Delaware corporation.

ECT:  means Enron Capital & Trade Resources Corp., a Delaware corporation.

Effective Date:  as defined in Section 2.3.

Effective Date Balance Sheet:  as defined in Section 2.3.

EIPI:  as defined in Section 5.3.4.

Election Period:  as defined in Section 7.4.

Employee Schedule:  as defined in Section 5.3.4.

Environmental Legal Requirements: means any and all applicable Legal Requirements and orders, restrictions and authorizations of a Governmental Entity, including the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous & Solid Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, and any similar law, regulation, or requirement of any Governmental Entity; in each case as amended through and in effect on the date hereof.

EOC:  means Enron Operations Corp., a Delaware corporation.

ERISA:  means the Employee Retirement Income Security Act of 1974, as amended.

Excluded Assets and Liabilities:  as defined in Section 2.3.

Facilities:  the Clear Lake Facility and the Texas City Facility.

Facilities Employees:  as defined in Section 5.3.4.

FERC:  means the Federal Energy Regulatory Commission.

Financial Statements:  as defined in Section 4.1.9.

GAAP:  as defined in Section 2.3.

Governmental Entity: means any court, governmental department, commission, council, board, agency or other instrumentality of the United States of America or any state, county, municipality or local government.

Hazardous Substance: means any substance presently listed, defined, designated or classified as "hazardous substances" under CERCLA, "hazardous wastes" under RCRA, "hazardous materials" under the Hazardous Materials Transportation Act, or "toxic substances" under the Toxic Substances Control Act.

HCC:  Hoechst Celanese Chemical Corporation.

HSR Act: means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Indemnity Notice:  as defined in Section 7.4.

Indemnified Party:  as defined in Section 7.4.

Indemnifying Party:  as defined in Section 7.4.

Insurance:  as defined in Section 4.1.20.

Knowledge, when used in the phrases "to Seller's knowledge," "to Buyer's knowledge," or "to its [Seller's or Buyer's] knowledge" or "if Seller had knowledge" means, and shall be limited to, the actual knowledge of the appropriate individuals set forth for Seller or Buyer, respectively, on Schedule 1.1(A). Legal Requirement: means all applicable laws, rules, regulations, codes, ordinances, permits, bylaws, variances, orders, conditions, and licenses of a Governmental Entity.

Lien: means any lien, charge, mortgage, pledge, hypothecation, conditional sales contract, or security interest (other than any of the foregoing listed on or referenced in Schedule 4.1.10, governmental permits, licenses, consents and approvals, encumbrances imposed by federal or state securities laws and restrictions imposed by the Certificate of Incorporation, the Bylaws or the Stockholders' Agreement).

Long Term Debt:  as defined in Section 4.2.8.

Losses:  as defined in Section 7.1.

Material Adverse Effect: means any adverse effect on the business, assets or financial condition of the Company or any of the Subsidiaries that is material in light of the business, assets or financial condition of the Company and the Subsidiaries taken as a whole.

Notices:  as defined in Section 9.6.

Partnership Agreement:  as defined in Section 4.1.5.

Past Service:  as defined in Section 5.3.4.

Plans: means "employee benefit plan," as such term is defined in Section 3(3) of ERISA, including each "multiemployer plan," as such term is described

4001(a)(3) and Section 3(37) of ERISA, and any terminated employee benefit plan.

Prime Rate: means a rate per annum equal to the lesser of (i) a varying rate per annum that is equal to the interest rate publicly quoted by Citibank, N.A. from time to time as its prime commercial or similar reference interest rate, with adjustments in that varying rate to be made on the same date as any change in that rate or (ii) the maximum rate permitted by applicable law.

Proposed Effective Date Balance Sheet:  as defined in Section 2.3.

Purchase Price:  as defined in Section 2.2.

PURPA:  as defined in Section 4.1.17.

PURPA Regulations:  as defined in Section 4.1.17.

PURPA Requirements:  as defined in Section 4.1.17.

Self-Certification Notices:  as defined in Section 4.2.7.

Seller:  as defined in the preamble.
Seller Indemnified Loss:  as defined in Section 7.2.

Seller's Interest:  as defined in Section 2.3.

Severance Plan:  as defined in Section 5.3.4.

Stockholders' Agreement: means that certain Stockholders' Agreement dated as of June 27, 1988, among Seller (as successor to Enron Corp.), Dominion Resources and Dominion.

Subsidiaries:  EC1, EC3, Clear Lake and Cogenron.

Surety Agreement: means the Surety Agreement dated as of June 12, 1985, between Enron Corp. (as successor to InterNorth Inc.) and Texas Utilities Electric Company.

Tax Returns:  as defined in Section 4.1.14.

Taxes: means all federal, state, local, Indian nation or foreign taxes, assessments or other governmental charges, together with any interest or penalties thereon.

Texas City Facility: means the 450 megawatt gas-fired combined-cycle power plant located in Texas City, Texas and owned by Cogenron.

Texas Facilities: means, collectively, the Clear Lake Facility and the Texas City Facility.

Texas City O & M Agreement: the Operations and Maintenance Agreement (Cogenron Inc.) dated as of August 1, 1995, as amended, among EOC, the Company and Cogenron.

Texas Plant Sites: means, collectively, the physical locations of the Texas Facilities.

Third Party Claim:  as defined in Section 7.4.

UCC Guaranty Agreement: the Guaranty Agreement dated as of June 12, 1985, as amended, between Cogenron and Union Carbide Corporation.

Unaudited Financial Statements:  as defined in Section 4.1.9.

Working Capital:  as defined in Section 2.3.

Year End Financials:  as defined in Section 4.1.9.

1.2 Terminology. All article, section, subsection, schedule and exhibit references used in this Agreement are to this Agreement unless otherwise specified. All schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein. Unless the context of this Agreement clearly requires otherwise, (i) the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate, (ii) the words "includes" or "including" shall mean "including without limitation," and (iii) the words "hereof," "herein," "hereunder," and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear. Currency amounts referenced herein are in United States Dollars. References to "generally accepted accounting principles" herein shall refer to such principles in effect in the United States of America as of the date of the statement to which such phrase refers.


                                   ARTICLE II
                                PURCHASE AND SALE

2.1 Purchase and Sale of Class A Common Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing Seller will sell, assign, convey, transfer and deliver to Buyer free and clear of Liens, and Buyer will purchase and accept from Seller, the Class A Common Stock.

2.2 Purchase Price. (A) The purchase price (the "Purchase Price") to be paid by Buyer for the Class A Common Stock shall be an amount equal to Thirty-Five Million Four Hundred Twenty-Five Thousand Dollars ($35,425,000) (the "Base Purchase Price"), as adjusted pursuant to Section 2.3 and as Buyer and Seller may otherwise agree.

         (B) Upon the terms and subject to the conditions of this Agreement, at the Closing, (i) Seller will deliver to Buyer, and Buyer will accept, one or more stock certificates representing all of the Class A Common Stock, against payment therefor by Buyer to Seller of the Base Purchase Price, in immediately available funds by wire transfer to one or more bank accounts designated by Seller, and (ii) Buyer or Calpine Corporation will assume the rights and obligations of Seller and its Affiliates under the agreements set forth on
Schedule 4.1.10(C) pursuant to the Omnibus Assignment and Assumption Consent, Novation and Amendment Agreements in the form of Exhibit A hereto (the "Assignment and Assumption Agreements"), and an agreement regarding the Stockholders' Agreement in form and substance satisfactory to Buyer and Seller, pursuant to which Enron Corp. or Seller will assign, and Calpine Corporation or Buyer will assume, all of Enron Corp.'s rights and obligations under the Stockholders' Agreement. In addition, but subject to Seller's rights under Section 8.1(v) and subject to obtaining consents to such assignments from Clear Lake and Cogenron, respectively, and from the respective holders of Long Term Debt secured by each of the Facilities, Seller shall cause EOC to assign its rights and interests as operator under the Clear Lake O & M Agreement and the Texas City O & M Agreement to Calpine Corporation or one of its Affiliates designated by Buyer pursuant to assignment and assumption agreements in form and substance satisfactory to Seller and Buyer. The agreements described in this Section 2.2(B) pursuant to which rights and obligations are to be assigned and assumed are collectively referred to as the "Assignment Agreements."

2.3 Determination of Purchase Price. (A) As promptly as practicable following the Closing Date, but in any event within 90 days after the Closing Date, Buyer shall submit to Seller a proposed balance sheet prepared by the Company as of the close of business on March 31, 1997 (the "Effective Date"), for the Company and the Subsidiaries, excluding all items relating to EC5 or Cogen Venture (including (i) all cash received by EC5 or from Cogen Venture in the three months ending March 31, 1997, which is payable to Dominion pursuant to Section 2 of the Amendment to Reorganization Agreement dated as of June 30, 1991, and (ii) any associated account payable to Dominion or its Affiliates related to cash receipts by EC5 or from Cogen Venture which is then outstanding (the "Excluded Assets and Liabilities")) (the "Proposed Effective Date Balance Sheet"), prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and otherwise on a basis consistent with the December 31 Balance Sheet (defined in Section 4.1.9(B)), together with appropriate supporting calculations and documentation setting forth, in reasonable detail, the preparation of the balance sheet. If Seller disputes the correctness of the Proposed Effective Date Balance Sheet, Seller shall notify Buyer of its objections in writing within 30 days after receipt of the Proposed Effective Date Balance Sheet, which notice shall set forth in reasonable detail the reasons for Seller's objections. If Seller fails to deliver such notice within such 30-day period, Seller shall be deemed to have accepted the Proposed Effective Date Balance Sheet (including Buyer's calculations therein). Buyer and Seller shall endeavor in good faith to resolve any disputed items within 30 days after Buyer's receipt of Seller's notice of objections. If they are unable to do so, each party shall have the right to refer the dispute to Deloitte & Touche (the "Auditor") for resolution and determination of the Proposed Effective Date Balance Sheet to reflect what is required by this Section 2.3. Such determination by the Auditor shall be conclusive and binding on the parties. The fees of the Auditor incurred in resolving any such dispute shall be shared equally by Seller and Buyer, unless the Auditor determines that, as a whole, the positions taken by Buyer in the Proposed Effective Date Balance Sheet or by Seller in its objections to the Proposed Effective Date Balance Sheet were without merit, in which case the party making the unmeritorious assertion shall pay the Auditor's entire fee. The balance sheet as of the Effective Date as finally determined pursuant to this Section 2.3 (whether by failure of Seller to deliver notice of objection, by agreement of the parties or by determination by the Auditor) is referred to herein as the "Effective Date Balance Sheet".

         (B) The Purchase Price shall be calculated as follows. To the extent that Working Capital (defined below) on the Effective Date Balance Sheet exceeds Working Capital on the December 31 Balance Sheet (the December 31 Balance Sheet not being adjusted for the items described on Schedule 4.1.9(C)), or to the extent that the Company or the Subsidiaries have made unscheduled principal payments (i.e., payments other than those required to be made under the applicable amortization schedule) of Long Term Debt since December 31, 1996, the Purchase Price shall be increased above the Base Purchase Price to the extent of Seller's Interest (defined below) in the differences thereof. To the extent that Working Capital on the Effective Date Balance Sheet is less than Working Capital on the December 31 Balance Sheet (the December 31 Balance Sheet not being adjusted for the items described on Schedule 4.1.9(C)), the Purchase Price shall be reduced below the Base Purchase Price to the extent of Seller's Interest in the differences thereof. If the Purchase Price is greater than the Base Purchase Price, Buyer shall pay Seller the difference thereof. If the Purchase Price is less than the Base Purchase Price, Seller shall pay Buyer the difference thereof. All amounts owed for Purchase Price adjustments pursuant to this Section 2.3 shall be netted as appropriate so that only one payment shall be made, all such amounts shall bear interest at the Prime Rate from and including the Closing Date through and excluding the date of payment, and all adjustments shall be made without duplication. Any payment shall be made not later than two Business Days after final determination of the Effective Date Balance Sheet pursuant to this Section 2.3 in immediately available funds by wire transfer to a bank account designated by the party entitled to receive the payment.

         (C) For purposes of this Agreement, (i) "Working Capital" means current assets (including without limitation cash and cash equivalents, accounts receivable, materials and supplies, and prepaid expenses) minus current liabilities (including without limitation accounts payable and other accrued current liabilities, but excluding current maturities of long term debt), excluding any items related to EC5 or Cogen Venture (including the Excluded Assets and Liabilities) and determined in accordance with GAAP; and (ii) "Seller's Interest" means, with respect to changes in Working Capital and unscheduled principal payments of Long Term Debt, 50%.

                                   ARTICLE III
                              CLOSING DATE04/09/98

The consummation of the purchase and sale of the Class A Common Stock shall be held at a meeting (the "Closing") at the offices of Vinson & Elkins, L.L.P. at 10:00 A.M., Houston, Texas time, three Business Days after the date on which the last condition contained in Article VI is satisfied or waived, or at such other time, date and place as may be mutually agreed to in writing by the parties. The date on which the Closing actually occurs is referred to herein as the "Closing Date."


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

        4.1 Representations and Warranties of. Seller hereby represents and warrants to Buyer as follows:

         4.1.1 Organization and Good Standing. Seller is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under the laws of the States of Delaware and Texas.

         4.1.2 Authority of Seller. Seller has all requisite corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution, delivery and performance of this Agreement by Seller and the transactions contemplated hereby to be consummated by Seller have been duly authorized by all requisite corporate action by Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         4.1.3 No  Violations  With  Respect to  Seller.  Except as set forth in
Schedule 4.1.3, the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby to be consummated by Seller or its Affiliates do not: (i) violate or conflict with any of the provisions of the certificate of incorporation or bylaws of Seller; (ii) conflict with, result in a breach of, or constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any material agreement or other instrument to which Seller is a party or by which Seller or its properties are bound; (iii) violate or conflict in any material respect with any Legal Requirements or any foreign law, rule, regulation, code, ordinance, material permit or material license; or (iv) constitute an event which, with notice, lapse of time or both would result in any such material violation, conflict, breach or default.

         4.1.4   Approvals  and  Consents  for  Seller.   No  filing,   consent,
authorization or approval under any Legal Requirement binding upon Seller is required to be made or obtained by Seller in order to execute or deliver this Agreement or to consummate the transactions contemplated hereby by Seller, except with respect to the filings required under the HSR Act and except for any filings, consents, authorizations or approvals that, if not made or obtained, in the aggregate would not have a Material Adverse Effect.

         4.1.5    Ownership.

         (A) Schedule 4.1.5 (A) sets forth all of the classes of capital stock of the Company, the number of authorized shares of such classes, the number of issued and outstanding shares of such classes and the par value thereof.

         (B) Seller owns beneficially and of record 7,095 shares of the Class A Common Stock. All of such shares of Class A Common Stock have been duly authorized, validly issued and are fully paid and non-assessable. Upon delivery of and payment for the Class A Common Stock as provided herein, at the Closing Buyer will acquire good title to the Class A Common Stock free and clear of all Liens other than Liens created by, through or under Buyer or its Affiliates.

         (C) Except as provided in this Agreement, the Bylaws and the Stockholders' Agreement, no subscription, option, warrant, conversion right, call or other agreement or commitment of any character is outstanding obligating Seller, the Company or (assuming that neither Buyer nor its Affiliates have entered into any such agreement or commitment) any subsequent owner of the Class A Common Stock to deliver or sell any Class A Common Stock or any securities, options, rights or warrants exchangeable for or convertible into the Class A
Common Stock or any other class of capital stock of the Company. Except as provided in the Stockholders' Agreement, there are no voting agreements with respect to the Class A Common Stock or other agreements restricting the right of the owner of the Class A Common Stock to sell, transfer, grant a Lien on, or otherwise dispose of the Class A Common Stock, assuming that neither Buyer nor its Affiliates have entered into any such agreement.

         (D) Dominion owns of record 7,095 shares of Class B Common Stock of the Company (the "Class B Common Stock"). The Class A Common Stock and the Class B Common Stock together constitute all of the issued and outstanding capital stock of the Company. To Seller's knowledge, except for the Stockholders' Agreement, there are no voting agreements with respect to the Class B Common Stock.
         (E) The Subsidiaries, EC5 and Cogen Venture constitute all of the corporations, partnerships, joint ventures and other entities in which the Company directly or indirectly owns an equity interest. The total number of shares of authorized capital stock, and the classes and par values thereof, and the number of issued and outstanding shares of each such class owned by the Company, of each Subsidiary that is a corporation are set forth on Schedule
4.1.5 (E). Other than as provided in this Agreement, no subscription, option, warrant, conversion right, call or other agreement or commitment of any character is outstanding obligating the Company, any of the Subsidiaries that is a corporation, or EC5 to deliver or sell any equity interest in any Subsidiary that is a corporation or in EC5 or any securities, options, rights or warrants exchangeable for or convertible into any such equity interest. Except as set forth on Schedule 4.1.5 (E), neither the Company, the Subsidiaries nor EC5 has any outstanding indebtedness for borrowed money or any other issued and outstanding securities.

         (F) The Company owns a 98% limited partner interest in Clear Lake and EC3 owns a 2% general partner interest in Clear Lake. Other than as provided in the Agreement of Limited Partnership dated January 29, 1988, between the Company and EC3 (the "Partnership Agreement"), there are no outstanding subscriptions, options, warrants or calls of any kind issued or granted by, or binding upon the Company, EC3 or Clear Lake to purchase or otherwise acquire (whether directly or through the purchase of any option or convertible security) any security of or equity interest in Clear Lake.

         4.1.6    Company and Subsidiaries:

         (A) The Company and each of the Subsidiaries that is a corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in the States of Delaware and Texas. EC5 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in the states of Delaware and New Jersey. Neither the Company, any of the Subsidiaries nor EC5 is qualified to do business as a foreign corporation in any other jurisdiction. Neither the character of the properties now owned or leased by the Company, the Subsidiaries or EC5 nor the nature of the business now conducted by any of them require them to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

         (B) Clear Lake is a limited partnership duly formed and validly existing under the laws of the State of Texas and is in good standing in the State of Texas. Clear Lake is not qualified to do business as a foreign limited partnership in any other jurisdiction. Neither the character of the properties now owned or leased by Clear Lake nor the nature of the business now conducted by it requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.1.7 No Violation With Respect to Company and Subsidiaries. Seller has previously furnished Buyer with correct and complete copies of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the Bylaws of the Company (the "Bylaws"), the Stockholders' Agreement, certificates of incorporation and bylaws of each Subsidiary that is a corporation, the certificate of incorporation of EC5, the Partnership Agreement, the certificate of limited partnership of Clear Lake and the Amended and Restated Joint Venture Agreement of Cogen Venture. Except as set forth on Schedule 4.1.7 hereto, the execution and delivery hereof by Seller does not, and the performance and compliance with the terms and conditions hereof by it and the consummation of the transactions contemplated hereby by Seller or its Affiliates will not:

         (A) violate or conflict with any provision of the certificates of incorporation or bylaws of the Company, the Subsidiaries, EC5, the Stockholders' Agreement, or the Partnership Agreement;

         (B) violate or conflict with any provision of or, except with respect to the HSR Act, require any material filing, consent, authorization or approval under any Legal Requirements binding upon the Company, the Subsidiaries or EC5;

         (C) in any material respect, conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval or trigger any preferential right of purchase under (i) any mortgage, indenture, loan or credit agreement or any other material agreement or instrument evidencing indebtedness for money borrowed, or any financing lease to which the Company, any Subsidiary or EC5 is a party or by which any of them is bound or to which any of their respective properties is subject or (ii) any other material lease, contract, agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective properties is subject; or

         (D) except as set forth in agreements entered into after the date hereof that are approved by Buyer, result in the creation or imposition of any Lien upon any material asset of the Company, the Subsidiaries or EC5;

in the case of clauses (B) through (D), except for any matters that in the aggregate would not have a Material Adverse Effect.

        4.1.8 No Default;  Legal  Requirements.  Except as set forth in Schedule
4.1.8 hereto:

         (A) Neither the Company, the Subsidiaries nor EC5 is in breach or violation of, or in default under, and no condition exists that with notice or lapse of time or both would constitute such a default under, (i) any mortgage, indenture, loan or credit agreement, evidence of indebtedness or other material instrument evidencing or securing borrowed money, or any financing lease to which any of them is a party or by which any of their respective properties is bound, (ii) any judgment, order or injunction of any court or governmental agency or (iii) any other agreement, contract, lease, license or other instrument; except for breaches, violations, defaults and conditions that individually or in the aggregate would not have a Material Adverse Effect; and, to Seller's knowledge, no such breaches, violations or defaults have been asserted in writing against the Company, the Subsidiaries or EC5; and

         (B) Neither the Company, the Subsidiaries nor EC5 is in violation of any Legal Requirement, except for violations that individually or in the aggregate would not have a Material Adverse Effect.
         4.1.9    Financial Statements.

         (A) Seller has delivered to Buyer the audited financial statements of the Company as of December 31, 1993, December 31, 1994, and December 31, 1995 (the "Year End Financials") certified by the Auditor. The Year End Financials were prepared in accordance with GAAP and present fairly in all material respects, the financial position, results of operations and changes in cash flows of the Company at the dates and for the periods therein indicated.

         (B) Seller has also delivered to Buyer the unaudited financial statements of the Company as of December 31, 1996, including a balance sheet as of December 31, 1996, a copy of which is attached hereto as Schedule 4.1.9(B)-1, (the "December 31 Balance Sheet") and income and cash flow statements as of such date (the unaudited financial statements collectively are referred to as the "Unaudited Financial Statements," and collectively with the Year End Financials, the "Financial Statements"). The Unaudited Financial Statements were prepared from the Company's and the Subsidiaries' books and records in accordance with GAAP and, with respect to the December 31 Balance Sheet, as adjusted by the numbers reflected on Schedule 4.1.9(C) hereby, present fairly in all material respects the financial position, results of operations and changes in cash flow of the Company and the Subsidiaries at the dates and for the period therein indicated, except to the extent such statements would be affected by year end and audit adjustments and except that such statements do not contain footnotes. Except as set forth on Schedule 4.1.9(B)-2 hereto, the contingent liabilities described in the footnotes to the audited financial statements of the Company as of December 31, 1996 will not materially and adversely differ from the contingent liabilities described in the Company's audited financial statements as of December 31, 1995.

         (C) Except as set forth on Schedule 4.1.9(C), the Company and the Subsidiaries have no liabilities exceeding $100,000 in the aggregate that would be required to be reflected on a balance sheet (not including the footnotes thereto) prepared in accordance with GAAP applied on a basis consistent with the Financial Statements, except for (i) liabilities reflected on the December 31 Balance Sheet, (ii) liabilities incurred since December 31, 1996 in the ordinary course of business and (iii) liabilities with respect to which separate agreements have been entered into between Seller or its Affiliates and Buyer or its Affiliates concurrently with the execution of this Agreement.

         (D) Since December 31, 1996, (i) the Company has neither declared, provided for nor made any dividends or distributions to its shareholders, and
(ii) neither the Company nor the Subsidiaries has (a) made any material changes in its accounting methods, or (b) sold or otherwise disposed of any material portion of its assets, except for sales or dispositions in the ordinary course of business or pursuant to contracts listed on Schedule 4.1.10 (A).

         4.1.10 Leases; Contracts; Agreements and Commitments. (A) Schedule 4.1.10(A) sets forth a list of the following written leases, contracts, agreements, and contractual commitments to which the Company, any Subsidiary or EC5 is a party or by which any of them or their respective assets are bound, correct and complete copies of which have previously been made available to
Buyer:

         (i) each lease, easement, right of way and license with respect to real property that is necessary to conduct, in all material respects, their respective businesses as they are currently being conducted and any other material agreement with respect to real property;

        (ii) each lease of personal property providing for rental payments in excess of $50,000 per year;

         (iii) each agreement involving $25,000 or more to contribute, lend or advance funds to, or to purchase any additional equity interest in any other person;

         (iv) each agency agreement involving more than $50,000 in any one year;

         (v) each mortgage, indenture, note, loan agreement, pledge agreement, security document, installment obligation, or other instrument, credit agreement, or reimbursement agreement for or relating to any borrowing (other than short-term borrowing in the ordinary course of business) in an amount in excess of $50,000;

        (vi) each collective bargaining agreement, employment agreement or consulting agreement;

         (vii) each guaranty, reimbursement agreement, bond, surety, or any other direct or indirect agreement to pay or perform any obligation of any person or entity given by the Company, any Subsidiary or EC5, excluding endorsements in the ordinary course of business;

         (viii) each agreement that expressly prohibits the Company, any Subsidiary or EC5 from competing with the counterparty in such a manner as to materially restrict the right of any of them to engage in any material business in which any of them is now engaged;

        (ix) each partnership, joint venture, shareholders or similar agreement;

         (x) each agreement for a duration of greater than 30 days for the purchase or sale of fuel, electric energy or capacity, or steam or the transportation of fuel, wheeling of power or interconnection agreements that would be in effect on the Closing Date;

        (xi) each agreement providing for the purchase or option to purchase all or substantially all of the assets of the Company, any Subsidiary or EC5;

         (xii) each material agreement between Seller, Dominion or their respective Affiliates, on the one hand, and the Company, any Subsidiary, or EC5, on the other hand, other than agreements that will be terminated on or before the Closing Date and for which the Company will have no liability thereafter; and

         (xiii) all other agreements of a duration of greater than 90 days that cannot be terminated without a penalty to the Company or any Subsidiary and that have a total consideration of more than $50,000 during the primary contract term that would be in effect on the Closing Date.
         (B) Schedule 4.1.10(B) sets forth a list of each agreement to which Seller or any of its Affiliates is a party that directly relates to the Company and that, if the obligations thereunder are not performed, could have a Material Adverse Effect.

         (C) Schedule 4.1.10(C) sets forth a list of certain contracts, agreements, or contractual commitments to which Seller or its Affiliates are a party and the rights and obligations under which Buyer or Buyer's Affiliates will assume pursuant to the Assignment Agreements. Except as disclosed on
Schedule 4.1.10(C), Seller and such Affiliates are not in default under any such agreement or commitment, except where such defaults in the aggregate would not have a Material Adverse Effect or, with respect to obligations of Seller or its Affiliates under such contracts, agreements or commitments to be assumed by Buyer or its Affiliates that provide equity support in respect of the Company or the Subsidiaries, that would not have a material adverse effect on the obligations of Buyer and its Affiliates as successors to Seller and its Affiliates under such contracts, agreements or commitments. Except for agreements to be assumed pursuant to the Assignment Agreements, Buyer will not assume any liabilities or obligations of Seller or its Affiliates.

         4.1.11 Litigation. Schedule 4.1.11 sets forth a list of all lawsuits and administrative proceedings pending or, to the knowledge of Seller, threatened against the Company, any Subsidiary or EC5. Schedule 4.1.11 also sets forth a list of all lawsuits and administrative proceedings pending, or to the knowledge of Seller, threatened against Seller or its Affiliates that directly relate to the Company, any Subsidiary or EC5. To Seller's knowledge, there are no material investigations by any Governmental Entity pending or threatened against the Company, any Subsidiary or EC5.

         4.1.12 Government Permits. Each of the Company and the Subsidiaries have all permits, licenses, consents and approvals from Governmental Entities required to be obtained by any of them that are necessary to conduct their business in accordance with Legal Requirements as it is currently being conducted, except where the failure to have same would not have a Material Adverse Effect.

         4.1.13 Employee Benefits. Each of the Company, the Subsidiaries and EC5
(i) is not,  and has  never  been  treated  as being a "single  employer"  under
Section 414 of the Code with any other Person which has maintained or contributed to or had any liability (contingent or otherwise) to, under or based upon any Plan, (ii) does not have, and never has had, any "employees" as defined in Section 3(6) of ERISA, and (iii) does not, and has never maintained, contributed to or had any liability (contingent or otherwise) to, under or based upon any Plan, including Plans maintained by any member of a

"controlled group" (as defined in Section 414 of the Code) or any plan that is a "multiemployer plan" (as defined in ERISA).

         4.1.14   Tax Matters.  Except as set forth in Schedule 4.1.14:

         (i)(a) All returns and reports ("Tax Returns") of or with respect to any and all Taxes which are required to be filed on or before the Closing Date (taking into account any extensions permitted under Section 5.3.2) by the Company and the Subsidiaries have been duly and timely filed (taking into account any extensions permitted under Section 5.3.2);

         (b) All Taxes which have become due by the Company or the Subsidiaries (taking into account any extensions permitted under Section 5.3.2) with respect to the period covered by each such Tax Return have been timely paid in full (taking into account any extensions permitted under Section 5.3.2); and

         (ii) There is no pending written claim against the Company or the Subsidiaries for any Taxes that are due and payable, and no assessment, deficiency or adjustment has been asserted or, to Seller's knowledge, proposed with respect to any Tax Return of the Company or the Subsidiaries. There are no audits or investigations pending or, to Seller's knowledge, threatened against the Company or the Subsidiaries.

         4.1.15 Real Property. Schedule 4.1.15 hereto sets forth legal descriptions of the Facilities as they appear in the leases with respect thereto. Neither the Company nor any Subsidiary owns fee simple title to any real property. To Seller's knowledge, such legal descriptions accurately describe, in all material respects, the real property on which the Clear Lake Facility and the Texas City Facility are located.

         4.1.16 Environmental Matters. Except as set forth on Schedule 4.1.16 hereto and except where any of the following would not have a Material Adverse Effect, (i) neither the Company nor the Subsidiaries are in violation of any Environmental Legal Requirement as a result of the operation of the business by the Company or the Subsidiaries, (ii) no Hazardous Substances are present on, at or under the Texas Plant Sites as a result of the operation of the business by the Company or the Subsidiaries in quantities, concentrations, or locations that require remedial action by any of them under Environmental Legal Requirements, and, to Seller's knowledge, no such Hazardous Substances are present on, at or under the Texas Plant Sites as a result of any other source or cause that would require such remedial action, (iii) neither Seller nor the Company has received any written notice, demand letter, or request for information from any Governmental Entity or any third party indicating that Seller, the Company or the Subsidiaries may be in violation of, or liable under, Environmental Legal Requirements, which matter has not been finally resolved or settled, (iv) no Hazardous Substance has been disposed of or transported from the business while owned or operated by the Company or the Subsidiaries except as permitted under applicable Environmental Legal Requirements or has been released on or from the business by the Company or the Subsidiaries or the Texas Plant Sites while owned or operated by the Company or the Subsidiaries which requires remediation under applicable Environmental Legal Requirements, and (v) there has been no exposure of any person or property to Hazardous Substances in connection with the business by the Company or the Subsidiaries, which exposure has (i) resulted in a material claim against the Company or the Subsidiaries or (ii) to Seller's knowledge, would be the basis for such a claim. This Section 4.1.16 is intended to, and shall be, the sole representation and warranty in this Agreement with respect to environmental matters and no other representation and warranty in this Agreement shall be construed as covering any environmental matters.

         4.1.17   Regulatory Matters.

         (A) Neither Seller, the Company, nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
         (B) Each of the Seller, the Company and the Subsidiaries is not subject to, or is exempt from regulation as, an "electric utility company", a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," or an "affiliate" of a "subsidiary company" of a "holding company," in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         (C) Each of the Facilities is a "qualifying cogeneration facility," as such term is defined in the Federal Power Act, as amended by the Public Utility Regulatory Policies Act of 1978 ("PURPA"), the regulations of FERC thereunder ("PURPA Regulations"), and the current interpretations of FERC and courts of competent jurisdiction of PURPA and such regulations (collectively, PURPA, the regulations and all such interpretations, the "PURPA Requirements").

         4.1.18 Sole Purpose; Nature of Business. Neither the Company nor any Subsidiary has conducted or is conducting any business other than business relating to the development, financing, acquisition, construction, ownership, operation and maintenance of the Facilities and the sale of energy produced from the Facilities.

         4.1.19 Brokerage or Finders Fees. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Seller, its Affiliates or the Company in such a manner as to give rise to a valid claim against Buyer, the Company or any Subsidiary for any broker's or finder's commission, fee or similar compensation.

         4.1.20 Insurance. Set forth on Schedule 4.1.20 is a correct and complete list of all operating insurance applicable to the Facilities and maintained on behalf of the Company and the Subsidiaries (the "Insurance"), listing the types of coverages, amounts of coverage and deductibles. Such insurance is in full force and effect and complies in all materials respects with all material requirements of all material agreements binding on the Company, either Subsidiary or EOC, as operator under the Clear Lake O&M Agreement and the Texas City O&M Agreement.

         4.1.21 Material Assets and Properties. Except for assets and properties listed on Schedule 4.1.21 hereto, and except for assets and properties provided pursuant to the Administrative Services Agreement, each of the Subsidiaries owns or otherwise has the right to use the assets and properties reasonably necessary to conduct their respective businesses as they are now conducted; except where the failure to have same would not have a Material Adverse Effect.

        4.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

        4.2.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2.2 Authority of Buyer. Buyer has all requisite corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution, delivery and performance of this Agreement by Buyer and the transactions contemplated hereby to be consummated by Buyer have been duly authorized by all requisite corporate action by Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         4.2.3 No Violations. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby to be consummated by Buyer do not and will not: (i) violate or conflict with any of the provisions of the certificate of incorporation or bylaws of Buyer; (ii) in any material respect conflict with, result in a breach of, or constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any material agreement or other instrument to which Buyer is a party or by which Buyer or its properties are bound; (iii) violate or conflict in any material respect with any Legal Requirements or any foreign law, rule, regulation, code, ordinance, material permit or material license; or (iv) constitute an event which, with notice, lapse of time or both would result in any such material violation, conflict, breach or default.

         4.2.4 Approvals and Consents. No material filing, consent, authorization or approval under any Legal Requirement binding upon Buyer is required to be made or obtained by Buyer in order to execute or deliver this Agreement or to consummate the transactions contemplated by hereby by Buyer, except with respect to the filings required under the HSR Act.

         4.2.5 Acquisition as Investment. Buyer is acquiring the Class A Common Stock for its own account as an investment without the present intent to sell, transfer or otherwise distribute the Class A Common Stock to any other person or entity.

         4.2.6 Brokerage or Finders Fees. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Buyer or its Affiliates in such a manner as to give rise to a valid claim against Seller, the Company or any Subsidiary for any broker's or finder's commission, fee or similar compensation.

         4.2.7 No Electric Utility Ownership. Assuming Seller's representation in Section 4.1.17(C) is accurate, Buyer is not (i) an "electric utility" or an "electric utility holding company" or a wholly or partially owned subsidiary of either, within the meaning of Part 292 of the PURPA

Regulations (18 C.F.R. Part 292) and FERC's decisions thereunder or (ii) otherwise engaged in the generation or sale of electric power (other than electric power solely from "cogeneration facilities" or "small power production facilities" (both within the meaning of Part 292 of the PURPA Regulations or the current interpretations of FERC and the courts of competent jurisdiction of such regulation)). At or before the Closing, Buyer will have ratified all written agreements between Clear Lake or Cogenron, on the one hand, and Buyer, Seller, DRI or their respective Affiliates, on the other. Within 30 days after the Closing Date, Buyer will have caused each of Clear Lake and Cogenron to file a notice of self-certification ("collectively, the "Self-Certification Notices"), the purpose of which is to reflect the change in ownership of the Company, which notices shall describe the non-utility status of Calpine.

         4.2.8 Available Funds. Buyer has, and at the Closing will have, sufficient funds available to it to purchase the Class A Common Stock pursuant to this Agreement and to purchase the existing long-term project debt on the Facilities (the "Long Term Debt") pursuant to the Assignment of Notes for a cash purchase price equal to the outstanding principal balance, plus accrued interest, as of the Closing Date, which principal and interest, as of the date hereof, is expected to total approximately $157,000,000.

         4.2.9 Knowledgeable Buyer. Buyer (i) is represented by competent legal, tax and financial counsel in connection with the negotiation, execution, and delivery of this Agreement, (ii) together with its Affiliates, has sufficient knowledge and experience in owning, managing, and operating power generating facilities to enable it to evaluate the Facilities, the Company, each Subsidiary, EC5 and Cogen Venture, and the businesses of each of them, and the technical, commercial, financial, legal, regulatory, and other risks associated with owning the Class A Common Stock, (iii) acknowledges that pursuant to this Agreement it will have, prior to the Closing Date, performed all due diligence that it desires to perform to enable it to evaluate the risks and merits of consummating the transactions contemplated hereby, and that in making the decision to enter into this Agreement and the Assignment of Notes and to consummate the transactions contemplated hereby and thereby, it has relied solely on the basis of its own independent investigation, analysis and evaluation of the Company and the Subsidiaries and their properties, assets,
business,   financial   condition   and   prospects   and   upon   the   express
representations, warranties and covenants in this Agreement and in any certificate delivered at the Closing, and (iv) together with its Affiliates, is financially capable of owning the Class A Common Stock and the Long Term Debt and performing its obligations under this Agreement, the Assignment of Notes and the Assignment Agreements. Nothing discovered (or which should have been discovered) by Buyer in the course of due diligence will be considered a waiver of or will reduce Seller's rights under Article VII; provided that, prior to the Closing, Buyer has disclosed to Seller any inaccuracy in Seller's representations and warranties or any errors in or omissions from the schedules to this Agreement of which Buyer has knowledge, and further provided that the foregoing does not extend the time period in which a claim may be made under
Article VII or affect Seller's rights under Section 7.6. Buyer acknowledges that neither Seller, its Affiliates nor any other person or entity has made any representation or warranty, express or implied, as to the Company or the Subsidiaries except for those expressly set forth in Section 4.1 or in any certificate by Seller or its Affiliates delivered at the Closing.

                                    ARTICLE V
                       ADDITIONAL AGREEMENTS AND COVENANTS

5.1      Covenants of Seller. Seller covenants and agrees with Buyer as follows:

         5.1.1 Certain Changes. Except as may be permitted hereunder or as otherwise contemplated in this Agreement and except as set forth on Schedule 5.1.1, from the date hereof through the Closing Date, without first obtaining the written consent of Buyer, which consent shall not be unreasonably withheld, Seller shall, to the extent within its reasonable control, cause the Company and the Subsidiaries not to:

        (i) make any material change in the conduct of its business or operations or make any change in its financial or tax accounting principles or practices;

        (ii) merge into or with or consolidate with any other entity or acquire all or substantially all of the business or assets of any corporation, person or entity;

         (iii)    make any change in their respective organizational documents;

         (iv) purchase any securities of any corporation, person or entity except for investments of cash and other funds in the ordinary course of business or issue any debt or equity securities;

         (v) mortgage, pledge or subject to any new Lien any of their respective material assets, tangible or intangible, except pursuant to any agreement disclosed on Schedule 4.1.10; or sell, transfer or dispose of all or any material portion of their assets, except for sales, transfers or dispositions in the ordinary course of business or other dispositions of equipment or inventory items that are obsolete or not of material value;

         (vi) take any action or enter into any commitment with respect to or in
         contemplation  of  any  liquidation,   dissolution,   recapitalization,
         reorganization or other winding up of its business or operation;

        (vii) enter into any settlement of or commence any material pending or threatened litigation;

        (viii) consent to the entry of any decree or order by a Governmental Entity;

         (ix)     set aside, declare or pay any dividends;

        (x) incur or guarantee any indebtedness for borrowed money in excess of $50,000 or forgive any indebtedness for borrowed money or make any advances or loans to third parties;

         (xi)     form any new subsidiaries or engage in any new businesses;

        (xii) enter into any new material agreement or amend or terminate any material agreement; or

         (xiii) provide any new (meaning not pursuant to an existing agreement disclosed on Schedule 4.1.10(A)) severance or other employee benefits to any employee of or consultant to the Company or any Subsidiary, except for extensions of existing consulting agreements on substantially the same terms.

From the date hereof through the Closing Date, except as permitted hereunder or contemplated hereby or as consented to in writing by Buyer, Seller will not enter into any guarantees or other support agreements in respect of the Company or the Subsidiaries. With respect to those matters set forth on Schedule 5.1.1, Seller shall consult, and shall use its Best Efforts to cause the Company and the Subsidiaries to consult, with Buyer with respect to any negotiations with third parties and any new agreements or amendments or modifications to agreements contemplated by the matters listed on Schedule 5.1.1, and shall use its good faith efforts to incorporate any revisions to agreements requested by Buyer in such negotiations, agreements, amendments and modifications.

         5.1.2 Operation of Business. From the date hereof until the Closing Date, except as permitted hereunder or contemplated hereby or as consented to in writing by Buyer, Seller shall use its Best Efforts to cause the Company and the Subsidiaries to carry on their respective businesses in the usual and ordinary course except where the failure to do so would not have a Material Adverse Effect, including the purchase of spare parts for the Facilities and the performance of maintenance, repairs and similar activities in accordance with the normal current schedule therefor, and the payment of amounts due under the Long Term Debt as and when due under the applicable amortization schedule. Seller shall not cause EOC or ECT to change the performance of their obligations under the Clear Lake O & M Agreement, the Texas City O & M Agreement or the Administrative Services Agreement.

         5.1.3 Insurance. From the date hereof until the Closing Date, Seller will use its Best Efforts to cause the Company to maintain the Insurance for itself and the Subsidiaries. Buyer recognizes and acknowledges that the Insurance will terminate upon the Closing and that the Company and the
Subsidiaries will need to obtain new insurance. All insured claims or losses arising or occurring on or before the Closing with respect to the Company or the Subsidiaries shall be for the account of the Company or the Subsidiaries under the insurance policies maintained pursuant to the applicable operating and maintenance agreements or credit facilities relating to the Long Term Debt, regardless of when such claims or losses are reported to the applicable insurance carrier; provided that with respect to Insurance constituting liability insurance,. all such claims and losses shall be reported no later than the first anniversary of the Closing Date.

         5.1.4 Access. Seller will afford to Buyer and its authorized representatives, at Buyer's sole expense, risk and cost, reasonable access from the date hereof through the Closing Date, during normal business hours, to its and the Company's personnel, properties, books and records relating to the Facilities, the Company, the Subsidiaries and EC5 and will furnish to Buyer such additional financial and operating data and other information relating to any of them as Buyer may reasonably request, to the extent that such access and disclosure would not violate the terms of any agreement to which Seller, the Company, any Subsidiary or EC5 is bound or any Legal Requirement; provided, however, that the confidentiality of any data or information so acquired shall be maintained by Buyer and its Affiliates and their representatives in accordance with Section 5.2.3; and further provided that all requests for access shall be directed to Brad Petzold (713) 853-1611, or such other persons as Seller may designate from time to time. During said period, Seller will also allow Buyer such access to the documents within its possession or to which it has reasonable access relating directly to Cogen JV.

         5.1.5 Antitrust Notification and Other Governmental Filings. Seller or its Affiliate will, as promptly as practicable (and, in any event, within 10 days after the execution hereof) file with the Federal Trade Commission and the Department of Justice the notification and report form required to be filed by it for the transactions contemplated hereby (and shall request early termination of the waiting period) and any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act.

         5.1.6 Confidentiality. After the Closing Date, Seller shall not, directly or indirectly, use, disclose or provide to any other person or entity any information of a confidential or proprietary nature concerning the business or assets of the Company, the Subsidiaries or EC5 except (i) as is required in governmental filings or judicial, administrative or arbitration proceedings or by Legal Requirements, (ii) information that was or becomes in the public domain without breach of any obligation of confidentiality by Seller or its Affiliates, or (iii) as is reasonably necessary to enforce its rights or defend its obligations in connection with the Facilities.

         5.1.7 Public Announcements. Subject to applicable securities law or stock exchange requirements, at all times until the Closing Date, Seller shall promptly advise, and obtain the approval (which may not be withheld unreasonably) of, Buyer before issuing, or permitting any of its directors, officers, employees, agents or investment bankers, or any of its Affiliates to issue, any press release or other announcement with respect to this Agreement or the transactions contemplated hereby; provided that no further approval shall be required for press releases or other announcements which are substantially similar to previously approved releases or announcements provided a copy of such release or announcement is furnished promptly to Buyer.

        5.1.8 Transaction Costs. Seller shall bear and pay all of the costs, fees and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.

         5.1.9 Noncompetition. For a period of one year after the Closing Date, neither Seller nor any of its Affiliates shall sell or enter into any contract to sell and, upon request by Buyer, shall immediately cease any activities or attempts to sell or enter into any contract to sell, steam to Union Carbide Corporation for use at its facility adjacent to the Texas City Facility or to Hoechst Celanese Corporation for use at its facility adjacent to the Clear Lake Facility.

         5.1.10 Satisfaction of Closing Conditions. Seller shall use its Best Efforts to cause satisfaction of the conditions precedent to Closing set forth in Sections 6.1.3, 6.1.7 through 6.1.10, and, subject to Section 8.1(v), Sections 6.1.6 and 6.2.7 through 6.2.9.

5.2      Covenants of Buyer.  Buyer covenants and agrees with Seller as follows:

         5.2.1 Antitrust Notification and Other Governmental Filings. Buyer or its Affiliate will as promptly as practicable (and, in any event, within 10 days after the execution hereof) file with the Federal Trade Commission and the Department of Justice the notification and report form required for the transactions contemplated hereby (and shall request early termination of the waiting period) and any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act.

         5.2.2 Public Announcements. Subject to applicable securities law or stock exchange requirements, at all times until the Closing Date, Buyer shall promptly advise, and obtain the approval (which may not be withheld unreasonably) of, Seller before issuing, or permitting any of Buyer's directors, officers, employees, agents or investment bankers, or any of Buyer's Affiliates to issue, any press release or other announcement with respect to this Agreement or the transactions contemplated hereby; provided that no further approval shall be required for press releases or other announcements which are substantially similar to previously approved releases or announcements provided a copy of such release or announcement is furnished promptly to Seller.

         5.2.3 Confidential Information. In the event that this Agreement is terminated or, if not terminated, until the Closing Date, the confidentiality of any data or information received by Buyer regarding the business and assets of the Company, Seller and their respective Affiliates shall be maintained by Buyer and its representatives in accordance with the Confidentiality Agreement dated March 10, 1997 executed by Calpine Corporation and Seller (the "Confidentiality Agreement").

         5.2.4 Transaction Costs. Buyer shall bear and pay all of the costs, fees and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, including the filing fees under the HSR Act.

         5.2.5 Satisfaction of Closing Conditions. Buyer shall use its Best Efforts to cause satisfaction of the conditions precedent to Closing set forth in Sections 6.2.3, 6.2.4, and 6.2.7 through 6.2.9.

         5.2.6 Bank Account and Line of Credit. Buyer has heretofore delivered to Seller a letter from Bank of Nova Scotia (the "Bank") stating that Buyer (i) has deposited sufficient funds in a deposit account maintained by it at the Bank and (ii) has sufficient funds available to be drawn under the line of credit provided by the Bank, to complete the purchase of the Class A Common Stock and Long Term Debt as contemplated hereby. Buyer hereby agrees that prior to the termination of this Agreement as permitted hereunder, it shall not (a) withdraw or use funds from such account or (b) draw down on or use funds from such line of credit except to purchase the Class A Common Stock and the Long Term Debt, which withdrawal or use in the aggregate would reduce the total amount available in such account and under such line of credit to less than the sum of the Base Purchase Price and the amount of the principal and interest outstanding under the Long Term Debt. From the date hereof through the Closing, Buyer shall not, and shall cause its Affiliates not to, take any action that would cause the terms and conditions to utilizing funds under such line of credit not to be satisfied. Nothing in this Section 5.2.6 is intended to, nor shall it, modify Section 4.2.8 or imply that Buyer's obligations under this Agreement are subject to financing.

         5.2.7 Certain FERC Matters. At or before the Closing, Buyer shall ratify all written agreements between Clear Lake and Cogenron, on the one hand, and Buyer, Seller, DRI or their respective Affiliates, on the other, and shall furnish Seller with a valid resolution of Buyer evidencing such ratification. Within 30 days after the Closing Date, Buyer shall cause Clear Lake and Cogenron to file the Self-Certification Notices with FERC.

5.3      Mutual Covenants.  Buyer and Seller covenant and agree as follows:

         5.3.1 Release. Prior to the Closing, without limiting Seller's rights under Sections 6.2.7 through 6.2.9, and 8.1(v), Buyer and Seller shall use their Best Efforts to have Seller and their Affiliates released from all obligations under the agreements listed on Schedule 4.1.10(C) (including the agreements listed as Credit Support Obligations therein (the "Credit Support Obligations")). In addition, Buyer shall provide financial information and offer to furnish substantially equivalent credit support obligations to the obligees under the Credit Support Obligations to effect such release pursuant to agreements that are mutually satisfactory to Buyer and Seller. To the extent that Seller and its Affiliates are not released from all of the Credit Support Obligations pursuant to agreements reasonably satisfactory to Seller in form and substance, Buyer shall indemnify Seller and its Affiliates pursuant to Section 7.2(B) with respect thereto.

         5.3.2 Tax Returns. Seller, in cooperation with the Company, shall cause to be prepared and timely filed (taking into account any extensions permitted hereunder) each income Tax Return of the Company that includes a taxable period ending on or before the Closing Date which is required to be filed after the Closing Date, and pursuant to Section 9.4(B), Buyer shall provide records and assistance to enable Seller to make such filings. Seller shall not cause or permit the Company to extend the filing date for such Tax Returns without Buyer's prior written consent.

         5.3.3 Administrative Services Agreement. Seller shall cause ECT to agree (i) to offer to the Company to amend the Administrative Services Agreement to provide that it will terminate on a date designated by the Company which is not more than 90 days after the Closing Date, (ii) to continue to perform ECT's duties and obligations under the Administrative Services Agreement through and including such designated termination date and (ii) upon such termination date, to deliver and turn over to the Company non-proprietary software, electronic data and books and records relating primarily to the Company or the Subsidiaries and any other items as are mutually agreed upon by ECT and the Company.

         5.3.4    Employment Matters.

         (A) Facilities Employees. Schedule 5.3.4(A) (the "Employee Schedule") to be attached to this Agreement will contain the names of employees of Enron International Payroll, Inc. ("EIPI") who are engaged in the operation and maintenance of the Facilities (the "Facilities Employees"), their current salaries and work location. Seller shall deliver the Employee Schedule of Facilities Employees on a confidential basis to the Manager, Human Resources of Buyer, no more than five business days after this Agreement is executed. The Employee Schedule shall set forth substantially

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

the same number of employees, types and numbers of jobs at each Facility and at the Company, current salary amounts and years of past service credit as the information previously provided to Buyer by Seller or its Affiliates. The Employee Schedule shall show the name, job position, work location, current salary and years of past service credit for each of the Facilities Employees. In addition, Seller will provide Buyer on a confidential basis relevant written information in Seller's possession regarding each individual's work qualifications, training history, and prior jobs held while employed by any affiliate of Seller. The average severance cost for these Facilities Employees is $25,272 (the "Average Severance Cost"). Buyer, in its sole discretion, may make offers of employment to any of the Facilities Employees. Buyer understands that offers of employment which are not at least at the current salary and at the same location of any Facilities Employee may be declined by such employee and such employee, if terminated by EIPI, would be entitled to a severance benefit under the Enron Corp. Severance Pay Plan (the "Severance Plan"), a copy of which Seller has provided to Buyer. With respect to Facilities Employees who become entitled to a severance benefit under the Severance Plan as a result of Buyer's not having made offers of employment to such employees at their current salaries and at the same location, Seller shall be financially responsible for the first nine Facilities Employees who are paid a severance benefit under the Severance Plan, and Buyer shall promptly, without delay, upon receipt of written notification by Seller, pay to Seller an amount equal to the number of such Facilities Employees in excess of nine, who within 90 days after the Closing, are paid a severance benefit under the Severance Plan multiplied by the Average Severance Cost. If any such Facilities Employee is terminated by Seller and receives severance under the Severance Plan, and within 12 months after the termination of the Facilities Employee by Seller, Buyer employs such Facilities Employee, then Buyer shall promptly pay to Seller an amount equal to all or a portion of the severance benefit, if any, paid to such Facilities Employee by either Seller or EIPI in connection with such employee's termination of employment with either Seller or EIPI, determined by multiplying the amount of such severance benefit by a fraction, the numerator of which is the number 12 reduced by the number of full months that have passed from the Closing Date to the employment date, and the denominator of which is the number 12.

         (B) COBRA Continuation Coverage. Seller shall be responsible for the health care claims of any Facilities Employees that are not employed by Buyer as of the Closing Date who receive continuation of health care coverage, as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") under medical plans by which they are covered. Buyer shall be responsible for providing health care continuation coverage, if any, as required by COBRA to any of the Facilities Employees who are employed by Buyer as of or subsequent to the Closing Date and who cease employment with Buyer for any reason thereafter.

         (C) Participation In Buyer's Plans. Subsequent to the Closing, upon employment with Buyer, the Facilities Employees employed by Buyer shall be eligible for participation in all employee benefit plans (within the meaning of Section 3(3) of ERISA) for which similarly situated employees of Buyer are eligible ("Buyer's Plans"). Under Buyer's Plans, the Facilities Employees employed by Buyer will be given credit for Past Service (defined below) for purposes of determining (i) eligibility for participation in the retirement, short or long term disability, severance and vacation plans (including, without limitation, eligibility for early retirement), and (ii) the duration and amount, if any, of short or long term disability and severance benefits. "Past Service" means (i) service as an employee of EIPI or any of its affiliates and (ii) service as an employee of any other entity, but only to the extent that such service is recognized under the applicable and similar plan of EIPI or its Affiliates, and is continuous through the Closing Date.

         (D) No Medical Preexisting Condition. No preexisting condition limitations shall be applicable to Facilities Employees employed by Buyer under any employee benefit plan of Buyer provided that, with respect to each
Facilities Employee and his or her other covered dependents, such Facilities Employee and each covered dependent enrolls in such plan within 30 days of the Facilities Employee commencing employment with Buyer; and further provided that such person has been covered under a medical plan for the six-month period preceding the Closing. Additionally, any Facilities Employee or covered dependent expenses applied toward deductibles in the year in which the Closing occurs and any out-of-pocket limitations under EIPI's medical and dental plans in the year in which the Closing occurs shall be recognized under Buyer's medical and dental plans and applied respectively toward any deductibles or out-of-pocket limits thereunder in such year.

         (E) Responsibility for Claims. Employee benefit claims for expenses incurred by, or for services provided to, Facilities Employees or their dependents which occur prior to the date of the Closing shall be the financial obligation of Seller. Employee benefit claims for expenses incurred by, or for services provided to, Facilities Employees employed by Buyer or their covered dependents which occur on or after the Closing Date shall be covered under Buyer's Plans. The amount and type of benefits payable in any case shall be determined in accordance with the terms of the applicable employee benefit plan.

         (F) Severance Benefits. Buyer shall cause the Facilities Employees employed by Buyer to be eligible for severance benefits, to be paid to such a Facilities Employee if within one year after the Closing the Facilities Employee either has a reduction in base pay and elects within 30 days thereof to terminate employment or is terminated by Buyer for a reason other than termination for cause, in the sum of (i) two weeks of base pay for each year of Past Service and additional service, or portion thereof, credited with Buyer, and (ii) two weeks of base pay for each Ten Thousand Dollars, or portion thereof, of annualized base pay, up to a maximum total severance payment equal to 52 weeks of base pay. "Termination for cause" as used in this paragraph shall mean termination for such reasons as Buyer may reasonably determine constitutes cause which is serious enough to result in a legitimate business need for termination of employment instead of warning, probation or counseling. Failure to meet established performance expectations shall not be such a cause for termination unless the Facilities Employee has been counseled about the unacceptable performance and has had an opportunity to improve performance for at least 30 days.


                                   ARTICLE VI
                              CONDITIONS TO CLOSING

6.1 Buyer's Obligation to Close. Buyer's obligation to close under this Agreement is subject to the fulfillment, on the Closing Date, of each of the following conditions (except to the extent that Buyer shall have hereafter agreed in writing to waive one or more of such conditions):

         6.1.1 Compliance with Agreement. Seller shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

         6.1.2   Representations   and  Warranties.   The   representations  and
warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing.

         6.1.3 Certificate. Seller shall have delivered to Buyer (i) a certificate, dated the Closing Date, executed on its behalf by its president or a vice president, certifying true and correct copies of each contract, agreement, commitment, instrument or other document described on Schedules 4.1.10(A), 4.1.10(B), and 4.1.10(C), and (ii) a certificate, dated the Closing Date, executed on its behalf by its president or a vice president, to the effect that the conditions in Sections 6.1.1 and 6.1.2 are satisfied, except for any exceptions noted in such certificate. If any of Buyer's conditions to Closing have not been satisfied, but Buyer nonetheless waives the satisfaction of such condition, Buyer shall not be entitled to any decrease in the Purchase Price or any recourse, including indemnification under Section 7.1, against Seller or its Affiliates with respect to the matter so waived.

        6.1.4 Filings. Any applicable waiting period under the HSR Act shall have expired.

         6.1.5 Litigation. (i) There shall not be pending any litigation or proceeding (filed by a person or entity other than Buyer or its Affiliates) to restrain or prohibit the transactions contemplated by this Agreement or to obtain material damages or other material relief in connection with the consummation of such transactions.

         6.1.6 Stock Certificates; Assignment Agreements. Seller shall have delivered to Buyer (i) one or more stock certificates evidencing the Class A Common Stock, with stock powers duly executed in blank, and (ii) the Assignment Agreements, duly executed by Seller and its Affiliates (to the extent they are parties thereto) and all necessary consents thereto shall have been obtained.

         6.1.7 Opinion. Seller shall have delivered to Buyer one or more opinions of internal counsel of Seller or its Affiliates (i) covering due authorization, execution and delivery by Seller and its Affiliates, as applicable, of this Agreement, any separate agreements executed contemporaneously herewith between Seller or its Affiliates and Buyer or its Affiliates (including the Guaranty by Enron Corp. of Seller's obligations hereunder in favor of Buyer) and the Assignment Agreements and (ii) to the effect that this Agreement and such other agreements are valid and binding on Seller or its Affiliates, as applicable (but expressing no opinion as to enforceability).

         6.1.8 Secretary's Certificate. Seller shall have delivered to Buyer a certificate dated the Closing Date executed by the secretary or an assistant secretary of Seller, certifying that the resolutions of Seller authorizing entering into this Agreement and in full force and effect.

         6.1.9 Resignations. Seller shall have delivered to Buyer the duly executed resignations of all Class A directors and the officers listed on
Schedule 6.1.9.
         6.1.10 Scheduled Payments. All scheduled payments on Long Term Debt due on or before the Effective Date pursuant to the applicable amortization schedule therefor shall have been paid.

6.2 Seller's Obligation to Close. The obligation of Seller to close under this Agreement is subject to the fulfillment, on the Closing Date, of each of the following conditions (except to the extent that Seller shall have hereafter agreed in writing to waive one or more of such conditions):

         6.2.1 Compliance with Agreement. Buyer shall have performed and complied in all material respects with all covenants to be performed or complied with by Buyer on or prior to the Closing.

        6.2.2 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing

         6.2.3 Certificate. Buyer shall have delivered to Seller a certificate, dated the Closing Date, executed on its behalf by its president or a vice president, to the effect that the conditions in Sections 6.2.1 and 6.2.2 have been satisfied, except for any exceptions noted in such certificate. If any of Seller's conditions to Closing have not been satisfied, but Seller nonetheless waives the satisfaction of such condition, Seller shall not be entitled to any increase in the Purchase Price or any recourse, including indemnification under
Section 7.2, against Buyer with respect to the matters so waived.

         6.2.4 Opinion. Buyer shall have delivered to Seller an opinion of internal counsel (i) covering due authorization, execution and delivery by Buyer and its Affiliates, as applicable, of this Agreement, any separate agreements executed contemporaneously herewith between Seller or its Affiliates and Buyer or its Affiliates (including the Guaranty by Calpine Corporation of Buyer's obligations hereunder in favor of Seller), and the Assignment Agreements and
(ii) to the effect that this Agreement and such other agreements are valid and binding on Buyer or its Affiliates, as applicable (but expressing no opinion as to enforceability).

        6.2.5 Filings. Any applicable waiting period under the HSR Act shall have expired.

         6.2.6 Litigation. There shall not be pending any litigation or proceeding (filed by a person or entity other than Seller or its Affiliates) to restrain or prohibit the transactions contemplated by this Agreement or to obtain material damages or other material relief in connection with the consummation of such transactions.

         6.2.7 Assignment Agreements. Buyer shall have executed and delivered to Seller the Assignment Agreements, duly executed by Buyer and its Affiliates (to the extent they are parties thereto) and all necessary consents thereto shall have been obtained.

         6.2.8 Long Term Debt. Buyer shall have purchased the Long Term Debt, including the outstanding principal and interest thereunder, pursuant to the

Assignment of Notes and shall have otherwise obtained the release of Seller and its Affiliates from liability under the Credit Support Obligations (other than the Surety Agreement) pursuant to documents and agreements in form and substance reasonably acceptable to Seller or, with respect to Credit Support Obligations other than the UCC Guaranty Agreement, Buyer shall indemnify Seller and its Affiliates with respect thereto pursuant to Section 7.2(B).

         6.2.9 Release. Seller and its Affiliates shall have obtained releases, in form and substance satisfactory to Seller, of all of its and its Affiliates' obligations under the Credit Support Obligations, other than the Surety Agreement.

                                   ARTICLE VII
                                 INDEMNIFICATION


7.1 Indemnification of Buyer. (A) After the Closing, subject to Sections 7.1(B),
7.5 and 7.6, Seller shall indemnify Buyer against, and hold Buyer harmless from, any loss, damage, cost, liability or expense (including reasonable costs of defense and investigations, settlements, and reasonable attorneys' fees) or penalties or fines (collectively "Losses") Buyer incurs or becomes subject to, to the extent arising out of or resulting from any inaccuracy in or breach of any of the (i) representations and warranties or (ii) covenants made by Seller herein (any such Loss being referred to herein as "Buyer Indemnified Loss"); provided that Seller shall have no liability under Section 7.1(A) unless the aggregate of all Buyer Indemnified Losses for which Seller would, but for this proviso, be liable exceeds on a cumulative basis $1,000,000, and then only to the extent of any such excess; and further provided that Seller shall not have any liability under Section 7.1(A) for any individual item where the Loss relating to such item is less than $25,000; and further provided that, in the case of Section 4.1.16, in no event shall the aggregate liability of Seller exceed $4,000,000; and further provided that the aggregate liability of Seller under this Section 7.1(A) for Buyer Indemnified Losses (excluding Buyer Indemnified Losses resulting from a breach of Sections 4.1.2 or 4.1.5(B) and excluding purchase price adjustments and matters covered by separate agreement executed concurrently herewith which state that they are not subject to such limitations) shall in no event exceed $10,000,000; and further provided that Seller's liability with respect to a breach of the representations in Section
4.1.2 and 4.1.5(B) shall not exceed the Purchase Price; and further provided that the aggregate liability of Seller under this Agreement (including Buyer Indemnified Losses resulting from breach of Section 4.1.2 or 4.1.5(B)) and under any certificate to be delivered by Seller or its Affiliates at the Closing and under any agreement delivered in connection herewith shall in no event exceed the Purchase Price; and further provided that in no event shall Seller have any obligation to indemnify Buyer with respect to any Losses arising out of default by the Company or the Subsidiaries under the credit agreements or security agreements with respect to the Long Term Debt (x) unless such default is a default with respect to (i) the payment of principal, interest, fees or other expenses required to be paid under such credit agreements or security agreements, (ii) any requirements of such credit agreements or security agreements to deposit, maintain, return or restore funds in or to project accounts or reserve accounts, or (iii) the use, application or distribution of funds, including payments to Seller, Dominion and their respective Affiliates, or (y) unless Seller had knowledge of such default at or prior to the Closing.

         (B) The representations and warranties in this Agreement and in any other document or certificate to be delivered at the Closing pursuant hereto shall survive the Closing solely for purposes of this Article VII and shall terminate 540 days after the Closing Date, except for (i) Sections 4.1.2, 4.1.5(B), and 4.2.2, which, solely for purposes of this Article VII, shall survive indefinitely, (ii) Section 4.1.14, which shall terminate upon the expiration of the statute of limitations applicable to tax matters, and (iii)
Section 4.1.16, which shall terminate 1,095 days after the Closing Date. No action can be brought with respect to any breach of any representation and warranty under this Agreement or any other document or certificate to be delivered at the Closing pursuant hereto unless a Claim Notice or Indemnity Notice specifying the breach of the representation or warranty forming the basis of such claim has been delivered to the party alleged to have breached such representation or warranty prior to the termination date of such representation or warranty as described in this Section 7.1(B). Any claim for indemnity for breach of covenant herein that pursuant to its terms is to be performed prior to the Closing shall be effective only as to matters with respect to which a Claim Notice has been delivered pursuant hereto within 180 days after the Closing Date. The limited rights provided to Buyer and Seller pursuant to this Article VII and Article VIII shall be the sole remedy for any inaccuracy in or breach of any representations, warranties or covenants contained in this Agreement or in any document or certificate to be delivered at the Closing. Except to the extent expressly set forth in Section 4.1 or in any agreement or certificate delivered by Seller or its Affiliates at the Closing, neither Seller, Company, any Subsidiary nor any of their respective Affiliates makes any representations or warranties whatsoever and Seller hereby disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to Buyer (including, but not limited to, any information contained in the data room maintained by or on behalf of Seller or any opinions, information or advice which may have been provided to Buyer by any officer, stockholder, director, employee, agent, consultant or representative of Seller, Company, any Subsidiary or any of their respective
Affiliates). Without limiting the generality of the foregoing, except as expressly set forth in Section 4.1 or any certificates delivered by Seller or its Affiliates at the Closing, neither Seller, Company, any Subsidiary nor any of their respective Affiliates makes any representation or warranty as to (i) title to any of the properties or assets of Company or any Subsidiary, (ii) the Facilities, or (iii) the prospects of the business of the Company and the Subsidiaries. SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, OR FITNESS FOR PARTICULAR PURPOSE, AND OF CONFORMITY TO SAMPLES AND MODELS. To the fullest extent permitted by Legal Requirements, Buyer and Seller hereby waive any and all rights they may have at law or in equity except as set forth in this Article VII with respect to any inaccuracy in or breach of any representation or warranty and covenant in this Agreement or in any certificates to be delivered by Seller or its Affiliates at the Closing.

7.2  Indemnification  and Release of Seller.  (A) After the Closing,  subject to
Section 7.5, Buyer shall indemnify Seller against, and hold Seller harmless from, any Losses Seller incurs or becomes subject to, to the extent arising out of or resulting from any inaccuracy in or breach of any of the (i) representations and warranties or (ii) covenants made by Buyer herein (any such Loss being referred to herein as a "Seller Indemnified Loss"); provided that Buyer shall have no liability under Section 7.2(A) unless the aggregate of all Seller Indemnified Losses (excluding Seller Indemnified Losses resulting from a breach of Section 4.2.2, 4.2.8 or 5.2.6) for which Buyer would, but for this proviso, be liable exceeds on a cumulative basis $1,000,000, and then only to the extent of any such excess; and further provided that Buyer shall not have any liability under Section 7.2(A) for any individual item where the Loss relating to such item is less than $25,000; and further provided that the aggregate liability of Seller under this Section 7.2(A) for Seller Indemnified Losses (excluding Seller Indemnified Losses resulting from a breach of Section 4.2.2, 4.2.8 or 5.2.6) shall in no event exceed $10,000,000; and further provided that the aggregate liability of Buyer under this Agreement (including Seller Indemnified Losses resulting from breach of Section 4.2.2) or in any certificate delivered by Buyer or its Affiliates at the Closing) shall in no event exceed the sum of the Purchase Price and the total outstanding principal and interest under the Long Term Debt.

         (B) After the Closing, Buyer shall indemnify and hold harmless Seller and its Affiliates from any Losses arising out of obligations to be paid or performed from and after the Closing under the Credit Support Obligations, except for Credit Support Obligations with respect to which Seller has advised Buyer in writing at or before the Closing that any release received with respect thereto is satisfactory in form and substance to Seller.

         (C) Except as expressly set forth in Section 4.2 or in any certificate to be delivered by Buyer or its Affiliates at the Closing, neither Buyer nor any of its Affiliates makes any representations or warranties whatsoever, and Buyer hereby disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to Seller and its Affiliates. To the fullest extent permitted by Legal Requirements, Seller and its Affiliates hereby waive any and all rights they may have at law or in equity except as set forth in this Article VII with respect to any inaccuracy in or breach of any representation, warranty or covenant in this Agreement or in any certificate to be delivered by Buyer or its Affiliates at the Closing.

7.3  Applicability.  SUBJECT TO SECTIONS  7.5 AND 7.6,  THE  PROVISIONS  OF THIS
ARTICLE  VII  SHALL  APPLY   NOTWITHSTANDING   THE  SOLE,  JOINT  OR  CONCURRENT
NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF THE INDEMNIFIED PARTY. IF BOTH THE INDEMNIFIED PARTY AND THE INDEMNIFYING PARTY ARE ADJUDICATED NEGLIGENT OR OTHERWISE AT FAULT OR STRICTLY LIABLE WITHOUT FAULT, THE CONTRACTUAL OBLIGATIONS OF INDEMNIFICATION UNDER THIS ARTICLE VII SHALL, SUBJECT TO SECTION 7.5 AND 7.6, CONTINUE, BUT THE INDEMNIFYING PARTY SHALL INDEMNIFY THE INDEMNIFIED PARTY ONLY FOR THE PERCENTAGE OF RESPONSIBILITY FOR THE DAMAGE OR INJURIES ADJUDICATED TO BE ATTRIBUTABLE TO THE INDEMNIFYING PARTY.

        7.4 Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

         (A) A party claiming indemnification under this Agreement (an "Indemnified Party") with respect to any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of the Third Party Claim and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the

Third Party  Claim,  a copy of all papers  served with respect to such claim (if any), the Indemnified Party's best estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Subject to Section 7.1(B), failure to provide such Claim Notice shall not affect the right of the Indemnified Party's indemnification hereunder except to the extent the Indemnifying Party is prejudiced thereby. Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (x) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII with respect to such Third Party Claim and (y) whether the Indemnifying Party desires to defend the Indemnified Party against such Third Party Claim; provided that if the Indemnifying Party fails to so notify the Indemnified Party during the Election Period, the Indemnifying Party shall be deemed to have elected to dispute such liability.

         (B) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Article VII and that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 7.4(B). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided that counsel selected by the Indemnifying Party to defend such proceedings shall be reasonably acceptable to the Indemnified Party; and further provided that the Indemnifying Party shall not enter into any settlement agreement providing for (i) a finding of responsibility or liability on the part of the Indemnified Party, (ii) any material sanction or material restriction upon the conduct of any business, (iii) an affirmative obligation on the part of the Indemnified Party, other than an obligation to pay money which will be discharged in full by the Indemnifying Party, or (iv) any amendment to any contract, agreement, instrument or other document binding on Buyer, the Company, either Subsidiary, EC5, or their respective Affiliates; in each case, without the Indemnified Party's consent, which consent shall not be unreasonably withheld. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if pursuant to Section 7.4(D) the Indemnified Party is actually entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim to the extent that such action prejudiced the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person or entity asserting the Third Party Claim or any cross-complaint against any person or entity. The Indemnified Party may participate in, but not control, any defense or settlement or any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 7.4, and the Indemnified Party shall bear its own costs and expenses with respect to such participation.

         (C) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 7.4(B), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 7.4(B) but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (but only if pursuant to Section 7.4(D) the Indemnified Party is actually entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.4(C), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (D) If the Indemnifying Party elects not to (or is deemed to have elected not to) assume the defense of a Third Party Claim, or elects to assume the defense of a Third Party Claim, but reserves the right to dispute whether such claim is an indemnifiable loss under this Article VII, the determination of whether the Indemnified Party is entitled to indemnification hereunder shall be resolved by litigation in an appropriate court of competent jurisdiction.

         (E) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, the Indemnified Party's best estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 30 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have disputed such claim. If the Indemnifying Party has disputed (or is deemed to have disputed) such claim, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

         (F) Payments of all amounts owing by the Indemnifying Party with respect to a Third Party Claim shall be made within 30 days after the latest of
(i) the settlement of the Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim and (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by the Indemnifying Party as described in Section 7.3(E) shall be made within 30 days after the earlier of the expiration of the period for appeal of a final adjudication or agreement between the Indemnifying Party and the Indemnified Party as to the Indemnifying Party's liability to the Indemnified Party under this Agreement.

7.5 Limitation on Liabilities. (A) IN NO EVENT SHALL THE INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT (INCLUDING UNDER ARTICLE VII AND ARTICLE VIII) OR THE TERM "LOSSES" COVER OR INCLUDE CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, OR PUNITIVE DAMAGES OR LOST PROFITS SUFFERED BY THE COMPANY, BUYER, SELLER OR SELLER'S AFFILIATES, WHETHER BASED ON STATUTE, CONTRACT, TORT OR OTHERWISE, AND WHETHER OR NOT ARISING FROM THE INDEMNIFYING PARTY'S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT.

         (B) Notwithstanding anything to the contrary contained in this Agreement, (i) no amounts of indemnity shall be payable as a result of any claim in respect of a Loss under Articles VII or VIII to the extent that (1) the Indemnified Party failed to promptly notify the Indemnifying Party of such claim and the Indemnifying Party's liability with respect to such claim was adversely affected by such failure, or (2) the Indemnified Party had a reasonable opportunity, but failed, in good faith to mitigate the Loss, including the failure to use Best Efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity, (ii) all indemnifiable Losses under Articles VII or VIII shall be net of insurance proceeds recovered or recoverable by the Indemnified Party and net of tax benefits to the Indemnified Party and its Affiliates, (iii) in no event shall Seller be responsible for more than 50% of the amount of Loss suffered or incurred in whole or in part by the Company or the Subsidiaries (as opposed to a Loss suffered or incurred solely by Buyer; for example, a breach of Section 4.1.5(B), and (iv) the amounts of indemnity and Losses described in this Section 7.5 shall in all cases be subject to the restrictions in Section 7.1, and the provisions of this Section 7.5 shall in no event expand the liability of Seller under Section 7.1. The Indemnified Party hereby waives (or will cause to be waived) any subrogation rights that its insurers may have with respect to any indemnifiable Losses.

7.6 Notification by Seller of Certain Matters. Seller may, at the Closing, notify Buyer in one or more of the certificates to be delivered pursuant to
Section 6.1.3, in reasonable detail of any representation or warranty of Seller that was not true and correct as of the date of this Agreement or as of the Closing or of any covenant of Seller that has not been performed and complied with and, if Buyer shall nevertheless close under this Agreement, none of the matters set forth in such certificate shall be deemed to be an inaccuracy in or breach of any of the representations and warranties or covenants of Seller herein for purposes of, and Buyer shall not be entitled to be indemnified as to any of such matters pursuant to, this Article VII.

                                  ARTICLE VIII
                               TERMINATION RIGHTS


        8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date as follows, and in no other manner:

         (i)      by mutual consent of Buyer and Seller;

        (ii) by notice from Seller to Buyer, if the Closing Date shall not have occurred on or before May 15, 1997;

         (iii) by notice from Buyer to Seller, if the Closing Date shall not have occurred on or before May 15, 1997;

         (iv) by either party by notice to the other, if (a) a final non-appealable judgment has been entered against such party or any of its Affiliates restraining, prohibiting or declaring illegal the transactions contemplated hereby or (b) the Company or any of the Subsidiaries shall have declared bankruptcy or been involuntarily put into bankruptcy or receivership; or

        (v) notwithstanding Section 5.1.10 or any other provision of this Agreement, by notice from Seller to Buyer, if at any time prior to the Closing Seller reasonably believes, in its sole discretion, that the approvals required (in Seller's judgment) to enter into this Agreement or the Assignment of Notes or to consummate the transactions contemplated hereby or thereby in a manner that releases Seller and its Affiliates from liability under the Credit Support Obligations (including any approvals from Dominion or its Affiliates, the lenders under the Long Term Debt, and Union Carbide Corporation under the Guaranty Agreement, but excluding any consent of Texas Utilities Electric Company under the Surety Agreement) will not be obtained in a time period satisfactory to Seller in its sole discretion.

8.2 Limitation on Right to Terminate; Effect of Termination. (A) A party shall not be allowed to exercise any right of termination pursuant to Section 8.1 if the event giving rise to the termination right shall be due to the willful failure of such party to perform or observe in any material respect any of the covenants set forth herein to be performed or observed by such party.

         (B) If this Agreement is terminated as permitted under Section 8.1, such termination shall be without liability of or to any party to this Agreement or any Affiliate, shareholder, director, officer, employee, agent or representative of such party; provided that Sections 4.1.19, 4.2.6, 5.1.6, 5.1.7, 5.1.8, 5.2.2, 5.2.3, 5.2.4, 8.2, 9.10 and 9.11 shall survive any such termination; and further provided that if any such termination under Section 8.1 (excluding Section 8.1(v)) shall result from the willful failure of any party or its Affiliate to perform a covenant of this Agreement or from a willful breach of this Agreement by any party or its Affiliate, or a breach, whether or not willful, of Section 4.2.8 or 5.2.6 by Buyer, then, subject to Article VII, such party shall be liable for Losses sustained or incurred by the other parties as a result of such failure or breach.

                                   ARTICLE IX
                                     GENERAL

9.1 Exclusive Agreement; Schedules. This Agreement and the attached schedules and exhibits, the agreements and documents to be executed pursuant hereto or which are executed concurrently herewith and the Confidentiality Agreement set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and undertakings (oral or written) relating to the subject matter hereof. The disclosures in the schedules hereto are to be taken as relating to the representations and warranties of Seller as a whole. The inclusion of information in the schedules hereto shall not be construed as an admission that such information is material. In addition, matters reflected in the schedules are not necessarily limited to matters required by this Agreement to be reflected on such schedules. Such additional matters are set forth for information purposes only and do not necessarily include other matters of a similar nature. No representation, promise, inducement or statement of intention has been made by any party which is not embodied in or superseded by this Agreement or the Confidentiality Agreement or in the agreements and documents to be executed pursuant hereto, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

9.2 Successors and Assigns. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns (and in the case of indemnities to the benefit of all persons indemnified). This Agreement and the rights and obligations hereunder shall not be assigned by any party hereto (by operation of law or otherwise) without the prior written consent of the other party, except that any party may assign an interest in all of its rights hereunder to any Affiliate; provided that no assignment shall relieve the assigning party of any of its representations, warranties, or obligations contained herein, and except that after the Closing Buyer may collaterally assign its rights hereunder to the lenders of the Company, the Subsidiaries, Buyer or its Affiliates, to secure the Long Term Debt or any extensions or replacements thereof or any other financing or refinancing of the Facilities.

9.3 Amendments. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

9.4 Records and Access. (A) After the Closing, Seller shall deliver to Buyer all files and records in its possession that are normally maintained by Seller or its Affiliates in respect of the Company (including all documents and information contained in the data room maintained by or on behalf of Seller) as soon as practicable; provided that Seller may make and keep copies of such files and records.

         (B) From and after the Closing, Buyer shall maintain copies of all books, records and other information (including books, records and information relating to financial information, taxes and litigation) relating to the Facilities and the Company and shall not destroy any of same without first allowing Seller, at Seller's expense, the opportunity to make copies of same for a period of not less than five years (or if longer, the applicable statute of limitations period). During such period, Buyer shall give Seller and their representatives reasonable cooperation, access and staff assistance, during normal business hours and upon reasonable notice, with respect to such books, records and information as may be necessary for general business purposes, including for the preparation of tax returns and financial statements and the management and handling of tax audits and litigation; provided that such requested cooperation, access and assistance shall not unreasonably interfere with the normal operations of Buyer. 9.5 Further Assurances. Each party agrees to execute such further instruments or documents as the other party may from time to time reasonably request in order to confirm or carry out the transactions contemplated in this Agreement; provided that no such instrument or document shall expand a party's obligations or liabilities beyond that contemplated in this Agreement.

9.6 Notices. All notices, requests, demands and other communications (collectively, "Notices") required or permitted to be given hereunder shall be in writing and delivered personally, or by facsimile transmission or mailed first class, postage prepaid, registered or certified mail, as follows:

         If to Buyer, to:

         Calpine Finance Company
         50 West San Fernando
         San Jose, California 95113
         Attention:  Ron Walter and Joseph E. Ronan
         Facsimile Number: (405) 995-0505

         with a copy to:

         Washburn, Briscoe & McCarthy
         A Professional Corporation
         55 Francisco Street, Suite 600
         San Francisco, California  94133
         Attention:  David C. Spielberg
         Facsimile Number:  (415) 421-5044

         If to Seller, to:

         Enron Power Corp.
         Enron Building
         1400 Smith
         Houston, Texas  77002
         Attention:  General Counsel
         Facsimile Number: (713) 646-3491

         with a copy to:

         Vinson & Elkins L.L.P.
         2300 First City Tower
         1001 Fannin
         Houston, Texas  77002
         Attention:  Marcia E. Backus
         Facsimile Number:  (713) 615-5606

All Notices shall be effective upon receipt. Any party may change its Notice address by giving written Notice to the other in the manner specified above.

9.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

9.8 Severability. In the event any of the provisions hereof are held to be invalid or unenforceable under any Legal Requirement, the remaining provisions hereof shall not be affected thereby. In such event, the parties hereto agree and consent that such provisions and this Agreement shall be modified and reformed so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid or unenforceable.

9.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

9.10 Expenses. Except as expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall pay its own expenses incident to the preparation of this Agreement and for consummating the transaction.

9.11 Attorneys' Fees. If any party institutes legal action against the other to enforce this Agreement, the party prevailing pursuant to any final judgment shall be entitled to recover its reasonable attorneys' fees and expenses from the other party that are attributable solely to such enforcement (subject to the caps and other limits set forth in Article VII).

IN WITNESS WHEREOF, the parties have duly executed this instrument the day and year first above written.

Seller:

ENRON POWER CORP.

By:
Name:
Title:

Buyer:

CALPINE FINANCE COMPANY


By:
Name:
Title:

Exhibit 10.2.7

                     STOCK PURCHASE AND REDEMPTION AGREEMENT

                  This Stock Purchase and Redemption Agreement ("Agreement"), dated as of March 31, 1998, is made and entered into by and among Dominion Cogen, Inc., a Virginia corporation ("Seller"), Dominion Energy, Inc., a Virginia corporation ("DEI"), Texas Cogeneration Company, a Delaware corporation (the "Company"), and Calpine Finance Company, a Delaware corporation ("Purchaser").

                                    RECITALS

                  A. Seller is the owner of 7,095 shares of the Class B Common Stock of the Company, which constitutes all of the issued and outstanding shares of Class B Common Stock of the Company (the "Class B Common Stock").

                  B. Purchaser is the owner of 7,095 shares of the Class A Common Stock of the Company, which constitutes all of the issued and outstanding shares of Class A common Stock of the Company (the "Class A Common Stock").

        C. DEI is the owner of all of the issued and outstanding stock of DEI Texas, Inc., a Virginia corporation ("DEI Texas").

                  D. Purchaser wishes to purchase 3,418 shares of the Class B Common Stock and all of the DEI Texas Stock, Seller wishes to sell 3,418 shares of the Class B Common Stock to Purchaser, DEI wishes to sell the DEI Texas Stock to Purchaser, and the Company wishes to redeem 3,677 shares of the Class B Common Stock from Seller, all on the terms and conditions set forth below.

                  E. Seller has certain rights and obligations under the Reorganization Agreement with respect to Bayonne. Seller wishes to relinquish those rights and be relieved of such obligations, and Seller and Purchaser wish to terminate the Reorganization Agreement in each case, effective from and after the Closing Date.

                  NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        1.1 Definitions. As used in this Agreement, the following terms have the meanings set forth in this Section 1.1:

                  "Arbitration" has the meaning defined in Section 2.3.

                  "Arbitrator" has the meaning defined in Section 2.3.

                  "Actual Book Earnings" has the meaning defined in Section 2.3.

                  "Additional Dividend" has the meaning defined in Section 2.3.

                  "Administrative   Services   Agreement"   means  that  certain
 Administrative Services Agreement dated June 23, 1997 by and between the Company and DEI.

                  "Administrator" means DEI in its capacity as the contracting party under the Administrative Services Agreement.

                  "Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee or fiduciary under or committee in charge of administering any ERISA Plan). A Person is deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power
(i) to vote more than 50% of the securities having ordinary voting power to elect a majority of the board of directors, the managing general partner or similar managing authority or (ii) to direct the management of such Person.

        "Agreement Regarding Stockholders Agreement" means that certain Agreement Regarding Stockholders Agreement dated as of June 23, 1997 by and among Seller, DEI, DRI, Calpine, Purchaser, Enron and EPC.

                  "Available" means, with respect to either Project, that such Project is capable of generating electric energy and transmitting such energy to the Project's customers at such Project's nominal capacity as described in the definition of each Project.

                  "Bankruptcy Event" means, with respect to any Person, (i) the institution by such Person of a voluntary case seeking liquidation or reorganization under the Bankruptcy Law, (ii) the consent by such Person to the institution against it of an involuntary case seeking liquidation or reorganization under the Bankruptcy Law, (iii) the application by such Person for, or the consent of such Person to, the appointment of a receiver, liquidator, sequestrator, trustee or other officer with similar powers for such Person, or (iv) the institution against such Person of an involuntary case for liquidation or reorganization under the Bankruptcy Law if such involuntary case is not dismissed within sixty (60) days after its filing.

                  "Bankruptcy Law" means Title 11 of the United States Code.

                  "Bayonne" means Cogen Technologies NJ Venture, a New Jersey general partnership.

                  "Bayonne Financial Statements" has the meaning defined in
Section 4.7.

                  "Bayonne Interest" has the meaning defined in Section 4.5.

                  "Bayonne Partnership Agreement" has the meaning defined in
                   Section 4.1.

                  "Bayonne Project" means the approximately 165 MW natural gas fired cogeneration facility in Bayonne, New Jersey.

                  "Btu" means British Thermal Unit.

                  "Business Day" means a day other than a Saturday, a Sunday or a day on which banks in San Jose, California, Richmond, Virginia or New York, New York are authorized or required by law to be closed.

                  "Calpine" means Calpine Corporation, a Delaware corporation.

                  "Calpine Entities" means Purchaser and Calpine.

                  "Calpine Guaranty" has the meaning defined in Section 3.7.

                  "Capitalized Lease" means any lease or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease.

                  "Charter Documents" means, with respect to any Person, such Person's articles or certificate of incorporation, partnership agreement or similar organizational document, its bylaws and all shareholders agreements, voting trusts and similar arrangements applicable to any of its shares of capital stock or other ownership interests.

                  "Claim" means any claim, demand, cause of action, judgment, liability, activity or use limitation, easement, deed restriction or other similar charge or encumbrance.

                  "Class A Common Stock" has the meaning defined in Recital B.

                  "Class B Common Stock" has the meaning defined in Recital A.

                  "Clear Lake" means Clear Lake Cogeneration Limited Partnership, a Texas limited partnership.

                  "Clear Lake Gross Revenues" means the actual gross revenues from the sale of electric energy and capacity and steam from the Clear Lake Project up to a total capacity (including equivalent capacity for the production of steam included in the calculation of gross revenues) of 377 MW (as such capacity may be reduced by 15 MW after installation of dry low NO-x equipment after the date hereof), calculated in accordance with GAAP on an accrual basis. "Clear Lake Gross Revenues" shall not include any revenues from the sale of electric energy or capacity or steam in excess of a capacity of 377 MW (including equivalent capacity for the production of steam), as such capacity may be reduced by 15 MW after installation of dry low NOx equipment after the date hereof, whether resulting from improvements or capacity additions to the Clear Lake Project after the Closing Date or otherwise. In the event that electric energy or capacity is sold by Clear Lake from the Clear Lake Project to an Affiliate of Clear Lake, for purposes of calculating Clear Lake Gross Revenues, the sale price of such electric energy or capacity shall be deemed to be equal to the Weighted Average Market Electricity Price.

                  "Clear Lake Project" means the approximately 377 MW (as such capacity may be reduced by 15 MW after installation of dry low NO-x equipment after the date hereof) gas fired, combined cycle power plant located in Pasadena, Texas owned by Clear Lake.

                  "Closing" has the meaning defined in Section 2.5.

                  "Closing Date" has the meaning defined in Section 2.5.

                  "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985.

                  "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder.

                  "Cogenron" means Cogenron, Inc., a Delaware corporation.

                  "Contract" has the meaning defined in Section 4.10.

                  "CPI" means the Consumer Price Index (All Urban Consumers) for Houston, Texas, published from time to time by the United States Department of Labor, adjusted as appropriate to account for any changes in the computation of such index, or, if such index is discontinued, the successor index published by the Department of Labor or other agency of the United States.

                  "DEI" has the meaning given in the first paragraph of this Agreement.

                  "DEI Texas" has the meaning defined in Recital C.

                  "DEI Texas Financial Statements" has the meaning defined in
Section 4.7.

                  "DEI Texas Stock" means all of the issued and outstanding stock, common and preferred, voting and nonvoting, of DEI Texas.

                  "Dominion Entities" means Seller and DEI, collectively.

                  "DRI" means Dominion Resources, Inc., a Virginia corporation.

                  "EC1" means Enron Cogeneration One Company, a Delaware corporation.

                  "EC3" means Enron Cogeneration Three Company, a Delaware corporation.

                  "EC5" means Enron Cogeneration Five Company, a Delaware corporation.

                  "Enron" means Enron Corp., a Delaware corporation.

                  "EPC" means Enron Power Corp., a Delaware corporation.

                  "Equity Support Agreements" means those agreements listed on
Schedule 1.1.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" has the meaning defined in Section 2.4.

                  "ERISA Plan" has the meaning defined in Section 2.4.

                  "Event of Default" means the occurrence of any "default," "event of default" or similar term under any Indebtedness or Related Indebtedness and the expiration of all applicable notice and grace periods and opportunities to cure.

                  "Excluded Liabilities" has the meaning defined in Section 2.4.

                  "Force Majeure" means any act, event or circumstance beyond the reasonable control of, and not due to the negligence or greater fault of, the affected Person, including (i) acts of God or the elements, fires, lightning, floods, landslides, earthquakes, hurricanes, tornadoes or unusually severe weather conditions, (ii) riots or other civil disturbance, accidents, sabotage, explosions or theft, (iii) injunctions, embargoes, actions by Governmental Entities or inability to obtain or delay in obtaining permits or other approvals, (iv) shortages or unavailability of equipment, material or labor, or unavailability of gas transportation or electric transmission capacity, (v) interruptions of gas supply or transportation or interruptions of electric supply or transmission, and (vi) strikes, lockouts, slowdowns and other labor disturbances.

                  "GAAP" means generally accepted accounting principles and practices as in effect in the United States from time to time, applied on a consistent basis.

                  "Generation Shortfall Amount" means the amount by which the Minimum Generation Level for a calendar year during the Redemption Term exceeds the actual amount of electric energy produced by the Projects during such calendar year.

                  "Governmental Entity" means any federal, state, local or foreign government, agency, commission, council, governmental department, board, bureau, court, tribunal or instrumentality.

                  "Gross Revenues" means the Clear Lake Gross Revenues and the Texas City Gross Revenues.

                  "Hazardous Materials" means any substances, materials or wastes listed, defined, designated or classified as "hazardous" or "toxic" under any

Legal Requirements relating to pollution, protection of the environment, or occupational or environmental health and safety.

                  "Heat Rate" means, with respect to the Clear Lake Project, 7390 Btu per kWh, and, with respect to the Texas City Project, 8300 Btu per kWh.

                  "HL&P" means Houston Lighting and Power Company, a Texas corporation.

                  "Indebtedness"   means   indebtedness   for  borrowed   money,
reimbursement obligations with respect to letters of credit, rent obligations under Capitalized Leases and guarantees of any of the foregoing.

                  "Indemnified Party" has the meaning defined in Section 8.2.

                  "Indemnifying Party" has the meaning defined in Section 8.2.

                  "Index Fuel Price" means, with respect to a Project, for any given day, the "Daily Midpoint" price of natural gas for "East-Houston-Katy-Houston Ship Channel" published in Gas Daily for such day, expressed in $/MMBtu.

                  "kWh" means kilowatt-hour.

                  "Legal Requirements" means any law, statute, code, ordinance, rule, regulation, order, judgment, permit or license requirement or condition, or guideline or directive of any Governmental Entity.

                  "Lien" means a lien, security interest, charge, mortgage, pledge, conditional or installment sale agreement, title retention or holding agreement or other encumbrance of any kind.

                  "Market Electricity Price" means, for any given hour, (i) the applicable price for electric energy under HL&P's Rate Schedule for Firm Energy Purchases from Qualifying Facilities - FEP, as published from time to time, for all "On-Peak Hours" (as defined in such tariff), and HL&P's Rate Nonfirm Energy Purchases from Qualifying Facilities - NEP, as published from time to time, for all "Off-Peak Hours" (as defined in such tariff), or (ii) after the implementation of full retail deregulation in Texas, such other published index price for electric energy as the Dominion Entities and Purchaser may mutually agree.

                  "Material Adverse Effect" means any material adverse effect on the business, assets or financial condition of the Company, any of its Subsidiaries or DEI Texas, as the case may be.

                  "Minimum Generation Level" means 5,795,616 MWh per calendar year minus the sum of (a) the number of hours in such year that the Clear Lake Project was not Available due to Force Majeure times 377 MW (as such capacity may be reduced by 15 MW after installation of dry low NO-x equipment after the date hereof) plus (b) the number of hours in such year that the Texas City Project was not Available due to Force Majeure times 450 MW, (c) the number of hours in such year that the Variable Cost of Production of the Clear Lake Project was greater than the Market Electricity Price available to the Clear Lake Project for such hours times 377 MW (as such capacity may be reduced by 15 MW after installation of dry low NO-x equipment after the date hereof), plus (d) the number of hours in such year that the Variable Cost of Production of the

Texas City Project was greater than the Market Electricity Price available to the Texas City Project for such hours times 450 MW.

                  "MMBtu" means million British Thermal Units.

                  "MW" means megawatt.

                  "MWh" means megawatt-hour.

                  "Net Present Value" means the net present value as of the Closing Date of the payments in question, based on the actual amounts paid and the actual dates of payment, calculated using a discount rate of 8% per annum.

                  "Override and Standstill Agreements" means (i) that certain Override and Standstill Agreement dated as of June 23, 1997 by and among Cogenron, EC1, the Company, DEI Texas, Seller, DEI, DRI, Purchaser and Calpine, as amended by that certain Amendment No. 1 to Override and Standstill Agreement dated as of August 22, 1997 by and among Cogenron, EC1, the Company, DEI Texas, Seller, DEI, DRI, Purchaser and Calpine, and (ii) that certain Override and Standstill Agreement dated as of June 23, 1997 by and among Clear Lake, EC3, the Company, DEI Texas, Seller, DEI, DRI, Purchaser and Calpine.

                  "Partnerships" means Clear Lake and Texas City.

                  "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust or other entity.

                  "Projected Book Earnings" has the meaning defined in Section 2.3.

                  "Projects" means the Clear Lake Project and the Texas City Project.

                  "Purchase Price" has the meaning defined in Section 2.2.

                  "Purchased Assets" has the meaning defined in Section 2.1.

                  "Purchased TCC Stock" has the meaning defined in Section 2.1.

                  "Purchaser" has the meaning given in the first paragraph of this Agreement.

                  "Redeemed TCC Stock" has the meaning defined in Section 3.1.

                  "Redemption Payment" has the meaning defined in Section 3.2.

                  "Redemption Percentage" means, during calendar years 2000 and 2001, 2.2% and, during each other year of the Redemption Term, 2.9% (expressed as a decimal where appropriate).

                  "Redemption Term" means the period from January 1, 2000 through December 31, 2012, unless terminated earlier pursuant to Section 3.3(a) or extended pursuant to Section 3.3(b).

                  "Related Indebtedness" means Indebtedness of Calpine or its Affiliates pursuant to which, after the occurrence of an Event of Default thereunder, the holder of such Indebtedness has the right to accelerate any material (as described in Section 3.5) Indebtedness of the Company or its Subsidiaries or to exercise any lien on or security interest in either or both Projects or any material part thereof.

                  "Reorganization Agreement" means that certain Reorganization Agreement dated as of April 14, 1989 by and among DRI, Seller, Enron and the Company, as amended by that certain Amendment of Reorganization Agreement dated as of June 30, 1991, by and among DRI, Seller, Enron and the Company, and as further amended by the Agreement Regarding Stockholders Agreement.

                  "Seller" has the meaning given in the first paragraph of this Agreement.

                  "Stockholders   Agreement"  means  that  certain  Stockholders
Agreement dated June 27, 1988 by and among Enron, Seller and DRI, as amended by the Agreement Regarding Stockholders Agreement.

                  "Straddle Period" has the meaning defined in Section 6.6(a).

                  "Subsidiary" means, with respect to any Person, any corporation, partnership or other Person of which more than 50% of the outstanding capital stock or other comparable ownership interest having ordinary voting power to elect a majority of the board of directors, the managing general partner or similar managing authority is owned directly or indirectly by such Person, by such Person and one or more wholly owned Subsidiaries of such Person or by one or more other wholly owned Subsidiaries of such Person.

                  "Substitute Redemption Payment" has the meaning defined in
Section 3.4.

                  "Tax Contest" has the meaning defined in Section 6.6(d).

                  "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state or local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

                  "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any authority with respect to Taxes.

                  "Texas City" means Texas City Cogeneration, L.P., a Delaware limited partnership.

                  "Texas City Gross Revenues" means the actual gross revenues from the sale of electric energy and capacity and steam from the Texas City Project up to a total capacity (including equivalent capacity for the production of steam included in the calculation of gross revenues) of 450 MW, calculated in accordance with GAAP on an accrual basis. "Texas City Gross Revenues" shall not include any revenues from the sale of electric energy or capacity or steam in excess of a capacity of 450 MW (including equivalent capacity for the production of steam), whether resulting from improvements or capacity additions to the Texas City Project after the Closing Date or otherwise. In the event that electric energy or capacity is sold by Texas City from the Texas City Project to an Affiliate of Texas City, for purposes of calculating Texas City Gross Revenues, the sale price of such electric energy or capacity shall be deemed to be equal to the Weighted Average Market Electricity Price.

                  "Texas City Project" means the approximately 450 MW gas fired, combined cycle power plant located in Texas City, Texas owned by Texas City.

                  "Third Party Rights" means all options, warrants, rights of first offer or first refusal, preemptive rights to purchase and other rights to acquire ownership of or an interest in a particular asset or security.

                  "TNP" means Texas-New Mexico Power Company.

                  "Variable Cost of Production" means, for either Project, the quotient of (a) the sum of (i) the product of the Heat Rate for such Project times the Index Fuel Price for the hour in question, plus (ii) the Variable O&M Cost for such Project, divided by (b) 1 minus the then applicable Redemption Percentage.

                  "Variable O&M Cost" means (i) with respect to the Clear Lake Project, $1.00 per MWh, and, with respect to the Texas City Project, $ 1.60 per MWh, times (ii) a fraction, the numerator of which is the CPI most recently published prior to the date for which the Variable O&M Cost is to be determined and the denominator of which is the CPI most recently published prior to the Closing Date.

                  "Weighted Average Market Electricity Price" means, for any period, (i) the weighted average Market Electricity Price for all hours in such period during which the Market Energy Price was greater than the Variable Cost of Production, or (ii) such other index or published market price as the Dominion Entities and Purchaser may mutually agree, in either case expressed in $/MWh.

                  1.2 Construction. All references in this Agreement to articles, sections, subsections, schedules and exhibits are to articles, sections, subsections, schedules and exhibits in or to this Agreement unless otherwise indicated. All schedules and exhibits attached to this Agreement are a part of this Agreement and are incorporated herein. References in this Agreement to agreements, instruments or other documents shall mean such agreements, instruments or other documents as amended, modified or supplemented from time to time. Unless expressly indicated or clearly required by the context, (a) references in this Agreement to the singular include the plural and references to the plural include the singular, (b) the words "include" and "including" are not exclusive or limiting and mean "include without limitation" or "including without limitation," and (c) the words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular section or article in which such words appear. References in this Agreement to "days" means calendar days unless Business Days are specified. References in this Agreement to a Person include such Persons permitted successors and assigns. Currency amounts referred to in this Agreement are in United States Dollars. References in this Agreement to "generally accepted accounting principles" or "GAAP" shall mean such principles as in effect in the United States at the time of the statement or calculation to which such phrase refers. Whenever a representation or warranty is made or qualified as being to a party's "knowledge" or "actual knowledge," it is understood to indicate that the party making such representation or warranty does not have any current knowledge or actual knowledge, as applicable, that such representation or warranty is inaccurate.

                                   ARTICLE II
                                PURCHASE AND SALE

                  2.1  Purchase  and  Sale  of  Stock.  Subject  to  the  terms, covenants and conditions set forth herein, on the Closing Date, Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, 3,418 shares of the Class B Common Stock (the "Purchased TCC Stock"). Subject to the terms, covenants and conditions set forth herein, on the Closing Date, DEI shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and accept from DEI, all of the DEI Texas Stock and all of DEI's right, title and interest under the Administrative Services Agreement. (The Purchased TCC Stock, the DEI Texas Stock and DEI's right, title and interest under the Administrative Services Agreement are referred to collectively herein as the "Purchased Assets.")

                  2.2 Purchase Price. The purchase price (the "Purchase Price") for the Purchased Assets shall be cash in the amount of Fifty-Two Million Seven Hundred Fifty Thousand Dollars ($52,750,000), payable by wire transfer in immediately available funds, to the bank account of Seller designated by Seller in writing not later than two (2) Business Days prior to the Closing Date.

                  2.3      Additional Dividend.

                  (a) (i) Seller and Purchaser agree that if the Company's actual book net income (excluding income of or distributions from EC5 or Bayonne), as calculated in accordance with GAAP (except that in calculating such net income, no adjustments will be made to the actual book net income for the Company for the period beginning January 1, 1998 and ending March 31, 1998 to reflect changes in prior period accruals of receivables and liabilities existing as of December 31, 1997 which directly relate to matters in dispute in the Company's current litigation with TNP from the balances reported for such receivables and liabilities in the unaudited financial statements of the Company as of December 31, 1997, a copy of which is attached hereto as Schedule 2.3A, other than billing, invoicing and other administrative adjustments made in the ordinary course of the Company's business with TNP) (the "Actual Book Earnings") for the period from January 1, 1998 through the Closing Date is greater than the projected amount of the Company's book net income as shown on the Company's 1998 budget attached hereto as
Schedule 2.3B (the "Projected Book Earnings") for such period, Seller and Purchaser shall take all actions necessary to cause the Company to declare as of the Closing Date and pay to each of Seller and Purchaser a cash dividend (the "Additional Dividend") to each of Seller and Purchaser equal to 50% of the amount by which the Actual Book Earnings for such period exceed the Projected Book Earnings for such period.

                           (ii)  The Additional Dividends will be calculated and
 paid as follows.

                                    (A)  On or before April 13, 1998, Purchaser
shall deliver to Seller
Purchaser's best estimate of the Company's Actual Book Earnings for the period from January 1, 1998 through the Closing Date, and the Additional Dividends, if any, shall initially be calculated on the basis of such estimate. The estimated Additional Dividends shall be paid to each of Purchaser and Seller on or before April 20, 1998.

                                    (B)  On or before July 1, 1998, Purchaser
shall deliver to Seller Purchaser's
final calculation of the Company's Actual Book Earnings for the period from January 1, 1998 through the Closing Date. If Seller disputes such calculation, Seller shall, within seven (7) days after its receipt of such calculation, deliver to Purchaser a notice of such dispute and a description of the reasons therefor. If Seller fails to deliver such notice of dispute within such seven
(7) day period, Seller shall be deemed to have consented to Purchaser's calculation, and the final Additional Dividend shall be computed on that basis. If the final aggregate amount of the Additional Dividends computed in accordance with the clause (B) (subject to resolution of any disputes) is greater than the aggregate amount of the estimated Additional Dividends paid to Purchaser and Seller pursuant to clause (A) above, an amount equal to fifty percent (50%) of such excess shall be paid to each of Purchaser and Seller on or before July 10, 1998 (or, if the calculation of the Additional Dividends is disputed, within ten
(10) days after the resolution of such dispute). If the final aggregate amount of the Additional Dividends computed in accordance with the clause (B) (subject to resolution of any disputes pursuant to Section 2.3(b) below) is less than the aggregate amount of the estimated Additional Dividends paid to Purchaser and Seller pursuant to clause (A) above, Purchaser and Seller shall each repay to the Company an amount equal to fifty percent (50%) of such deficiency on or before July 10, 1998 (or, if the calculation of the Additional Dividends is disputed, within ten (10) days after the resolution of such dispute).

                  (b) If Purchaser and Seller are unable to agree upon the amount of the Company's Actual Book Earnings for the period from January 1, 1998 to the Closing Date by July 10, 1998, then, at any time after July 10, 1998, either Seller or Purchaser may request, by notice to the other party, that the determination of Actual Book Earnings for such period be submitted to arbitration (the "Arbitration") before a mutually agreeable and qualified partner of KPMG Peat Marwick LLC, or another national certified public accounting firm mutually acceptable to Purchaser and Seller (the "Arbitrator"). The Arbitration shall be decided in accordance with this Agreement, GAAP and the accounting practices of the Company. The Arbitration shall be completed by July 31, 1998 (or the earliest later date reasonably practicable) and shall be the sole and binding method of resolving disputes between Purchaser and Seller concerning the calculation of Actual Book Earnings. Purchaser and Seller shall each bear their own costs and expenses in connection with the Arbitration and shall share the fees and costs of the Arbitrator equally; provided, however, the Arbitrator shall have the authority to award costs and expenses to either party and/or to require either party to pay a greater proportion of the Arbitrator's fees and expenses if the Arbitrator determines that the either party pursued the Arbitration or resisted settlement of the dispute frivolously or arbitrarily.

                  2.4 Excluded Liabilities. None of Purchaser, the Company and its Subsidiaries, or DEI Texas shall, as a result of Purchaser's purchase of the Purchased Assets, assume or be obligated to pay, perform or otherwise discharge the following liabilities or obligations (collectively, the "Excluded Liabilities"):

                  (a) any liabilities or obligations of Seller, DEI or DRI for capital contributions to the Company, any Subsidiaries of the Company or DEI Texas relating to the period up to and ending on the Closing Date; provided, however, that if either Dominion Entity or DRI is required, after the Closing Date, to make any equity contributions to the Company or its Subsidiaries pursuant to the Equity Support Agreements in respect of pre-Closing obligations thereunder, the Purchase Price and the aggregate amount of the Redemption Payments shall each be increased by an amount equal to fifty percent (50%) of the amount of any such equity contribution.

                  (b) any liabilities for loans or other Indebtedness of the Company, its Subsidiaries or DEI Texas to any of the Dominion Entities or their Affiliates, other than amounts due to DEI under the Administrative Services Agreement for services performed by DEI prior to the Closing Date, amounts due to DEI Texas under the DEI Texas Gas Supply Agreements for gas supplied thereunder by DEI Texas prior to the Closing Date, and liabilities described in items 1 and 2 on Schedule 4.7;

                  (c) except for item 1 on Schedule 4.15B, any liabilities or obligations with respect to EC5 or Bayonne arising on or before the Closing Date that are subject to any indemnity or similar obligations by either of the Dominion Entities or their Affiliates under the Reorganization Agreement or the Agreement Regarding Stockholders Agreement;

                  (d) any liabilities or obligations in respect of Taxes which are the Dominion Entities' responsibility under Section 6.5 or which may be payable by either of the Dominion Entities or their Affiliates with respect to dividends or distributions to such Persons from the Company or DEI Texas;

                  (e) any liabilities, obligations or responsibilities relating to any "employee benefit plan" or any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained by any of the Dominion Entities,

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or by any trade or business (whether or not  incorporated)  which is or has ever been under common control, or which is or has ever been treated as a single employer, with any of the Dominion Entities under Section 414(b), (c), (m) or
(o) of the Code ("ERISA Affiliate") or to which any of the Dominion Entities and any ERISA Affiliate contributed ("ERISA Plans"), including any multiemployer plan, maintained by, contributed to, or obligated to contribute to, at any time, by any of the Dominion Entities or any ERISA Affiliate, including any liability
(A) to the Pension Benefit Guaranty Corporation under Title IV of ERISA; (B) relating to a multiemployer plan; (C) with respect to non-compliance with the notice and benefit continuation requirements of COBRA; (D) with respect to any non-compliance with ERISA or any other applicable laws; or (E) with respect to any suit, proceeding or claim which is brought against Purchaser, the Company or its Subsidiaries, Calpine, any such ERISA Plan, or any fiduciary or former fiduciary of any such ERISA Plan;

                  (f) any liabilities or obligations, including accounts payable, under or in connection with the Administrative Services Agreement or the performance of DEI thereunder, arising or relating to acts or omissions occurring on or before the Closing Date, other than accounts payable (not to exceed $75,000 in the aggregate) owed to DEI arising out of DEI's performance under the Administrative Services Agreement prior to the Closing Date which have not been paid or reimbursed to DEI as of the Closing Date; and

                  (g) any liabilities, obligations or responsibilities of any of the Dominion Entities not related to or arising from the Company or its Subsidiaries, the Bayonne Interest, DEI Texas or the Projects.

                  2.5 Closing. The closing ("Closing") for the consummation of the transactions contemplated by this Agreement, including the purchase and sale of the Purchased Assets and the Stock Redemption shall take place at the offices of Washburn, Briscoe & McCarthy, A Professional Corporation, 55 Francisco Street, suite 600, San Francisco, California 94133, or such other place as the parties may agree, at 10:00 a.m. (San Francisco time) on the later of March 31, 1998 or two (2) Business Days after the date on which all conditions set forth in Article VII shall have been satisfied or waived, or such other date and time as the parties may agree (the "Closing Date").

        2.6 Deliveries by Dominion Entities. At the Closing, the Dominion Entities will deliver to Purchaser and/or the Company, as applicable, the items described in Sections 7.1(e) through 7.1(o).

        2.7 Deliveries by Purchaser. At the Closing, Purchaser will deliver to the Dominion Entities the items described in Sections 7.2(d) through 7.2(j).

                                   ARTICLE III
                               REDEMPTION OF STOCK

                  3.1 Stock Redemption. Subject to the terms, covenants and conditions set forth herein, on the Closing Date, the Company shall redeem and accept from Seller, and Seller shall tender and deliver to the Company, 3,677 shares of the Class B common Stock (the "Redeemed TCC Stock"). Upon

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such redemption,  the Redeemed TCC Stock shall, at the Company's option, be held by the Company as treasury stock or retired.

                  3.2 Redemption Payment. In consideration of the redemption of the Redeemed TCC Stock by the Company, and subject to the terms, covenants and conditions set forth herein, the Company shall make a monthly payment (the "Redemption Payment") to Seller at the end of each calendar month during the Redemption Term equal to the product of (a) the applicable Redemption Percentage for such month and (b) the Gross Revenues for such month; provided, however, no Redemption Payment shall be due (x) in any month in which the Gross Revenues for the calendar year to date through the end of such month are not greater than the product of (i) $30,000,000 times (ii) the number of months elapsed to date in such calendar year through the month in question divided by 12, (y) after the expiration or termination of the Redemption Term, and (z) if Seller breaches its covenant set forth in Section 6.1 below; provided, further, that if no Redemption Payment is due in any given month as a result of the foregoing clause
(x) and in a subsequent month in such calendar year a Redemption Payment is due, the Company shall make an additional Redemption Payment to Seller in such subsequent month sufficient to cause the sum of all Redemption Payments made in such calendar year to date to equal the total amount of Redemption Payments that would have been paid in such calendar year had clause (x) not been applicable; provided, further, that if the Gross Revenues in any calendar year during the Redemption Term are less than $30,000,000, the Company shall be entitled to a credit against Redemption Payments otherwise required to be paid in the next subsequent year in which Redemption Payments are payable equal to the total amount of Redemption Payments made in the calendar year in which Gross Revenues were less than $30,000,000.

                  3.3      Redemption Term.

                  (a) Notwithstanding anything herein to the contrary, the Redemption Term shall terminate, and no further Redemption Payments shall be due or payable, on the last day of the calendar month in which the Net Present Value of all Redemption Payments and all Substitute Redemption Payments made to Seller through the end of such month, together with any payments of liquidated damages under Section 3.5, equals or exceeds $56,750,000.

                  (b) Notwithstanding anything herein to the contrary, if at the end of the then current Redemption Term, the Net Present Value of all Redemption Payments and all Substitute Redemption Payments made to Seller through the end of the last month of such Redemption Term is less than $56,750,000, the Redemption Term shall be automatically extended for an additional five (5) year period, subject to termination at such time as the requirements of Section 3.3(a) are satisfied; provided, however, that the Redemption Term shall in no event be extended beyond December 31, 2032.

                  3.4 Substitute Redemption Payment. In the event that, at the end of any calendar year during the Redemption Term, except the calendar year in which the Redemption Term terminates pursuant to Section 3.3(a), the total amount of electric energy actually produced by the Projects in the aggregate is less than the Minimum Generation Level, the Company shall make an

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

additional payment (the "Substitute Redemption Payment") to Seller equal to the product of (i) the Generation Shortfall Amount, times (ii) the applicable Redemption Percentage for such calendar year, times (iii) the Weighted Average Market Electricity Price for such calendar year. A simplified example of the calculation of the Substitute Redemption Payment is attached as Schedule 3.4 for purposes of illustration only. In practice, actual calculations will be done for each Project on an hourly basis.

                  3.5 Liquidated Damages. In the event of (i) the occurrence of a Bankruptcy Event with respect to the Company, (ii) a failure by the Company and Calpine to pay the Substitute Redemption Payment to Seller within twenty
(20) days after such amount was finally determined to be due, (iii) a sale by the Company (or an Affiliate of the Company to whom the Company's interest in the Projects may have been transferred) of either of the Projects except a sale or transfer of either Project to Calpine or one of its Affiliates or a sale or transfer of either Project in connection with the financing of such Project(s) through a Capitalized Lease, so long as after such sale or transfer, Calpine or its Affiliate continues to operate, maintain and control the operation of such Project(s), (iv) the sale by Purchaser (or any Affiliate of Purchaser to whom Purchaser's ownership of the Company may have been transferred) of more than fifty percent (50%), individually or in the aggregate, of its ownership interest in the Company to any Person other than Calpine or an Affiliate of Calpine, (v) the sale by Purchaser (or any Affiliate of Purchaser to whom Purchaser's ownership of the Company may have been transferred) of fifty percent (50%) or less of its ownership interest in the Company to any Person other than Calpine or an Affiliate of Calpine in connection with which Calpine or one of its Affiliates ceases to operate, maintain and control the operation of the Projects, or (vi) the occurrence of an Event of Default under any material Indebtedness of the Company or its Affiliates or any Related Indebtedness of Calpine or its Affiliates which would entitle, in either such case, the holder of such Indebtedness or Related Indebtedness to accelerate any material Indebtedness of the Company or the Partnerships or secured by either or both Projects or to enforce a lien on or security interest in either or both Projects, Seller shall be entitled to recover, as liquidated damages and not as a penalty, an amount equal to the lesser of (a) an amount which, as of the date such liquidated damages are paid, would have a Net Present Value of $56,750,000 and (b) the amount which, together with all previous Redemption Payments and Substitute Redemption Payments, would be sufficient to cause a termination of the Redemption Term pursuant to Section 3.3(a). For purposes of this Section 3.5, "material" Indebtedness means Indebtedness having an outstanding principal amount of $1,000,000 or more or which would entitle the holder of such Indebtedness to exercise a lien on or a security interest in either Project or any material part thereof.

                  3.6      Reporting and Payment.

                  (a) Within thirty (30) days after the end of each calendar month during the Redemption Term, the Company shall deliver to Seller a report showing the amount of electric energy generated by the Projects during such month, the amount of Gross Revenues for such month and the amount of any Redemption Payment due with respect to such month. Within thirty (30) days after the end of each calendar year during the Redemption Term except the

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

calendar year in which the Redemption Term terminates pursuant to Section 3.3(a), in addition to the report required for the last month of such year pursuant to the preceding sentence, the Company shall deliver to Seller a report showing the amount of electric energy generated by the Projects during such calendar year, the Minimum Generation Level for such calendar year, and the amount of any Substitute Redemption Payment due with respect to such calendar year. All such reports shall be accompanied by sufficient backup information and worksheets to provide Seller a reasonable basis for understanding and verifying them, including, if requested by Seller, copies of the invoices sent by Clear Lake and Texas City to their respective power purchasers (redacted to exclude any proprietary or confidential information, but showing at least the amount billed by Clear Lake or Texas City to such power purchasers) and copies of the receipts log or similar records for Clear Lake and Texas City showing the amount received from such power purchasers.

                  (b) Seller shall have the right, during normal business hours and upon reasonable advance notice to Purchaser and at its own expense, to audit the invoices, receipts logs and operational logs (showing hours of operation) of Clear Lake and Texas City to verify the amount of Redemption Payments due hereunder. In connection therewith, the Company, Clear Lake and Texas City shall make such records available to Seller and its employees, representatives and agents engaged to perform such audit; provided, however, that any information reviewed by or disclosed to Seller and its employees, representatives and agents in connection with such audit shall be held in strictest confidence, shall not be disclosed to any other Person except as required by law or court order, and shall not under any circumstances be used by Seller or any of its Affiliates for any other purposes whatsoever, including businesses of Seller or its Affiliates which are competitive with Clear Lake, Texas City or any of their Affiliates.

                  (c) Any dispute between Seller and the Company concerning the calculation of the amount of Redemption Payments under Sections 3.2 or 3.4 shall be settled by Arbitration before the Arbitrator. Such Arbitration shall be the sole and binding method of resolving disputes between Purchaser and Seller concerning the calculation of the mount of Redemption Payments due Seller. Purchaser and Seller shall each bear their own costs and expenses in connection with the Arbitration and shall share the fees and costs of the Arbitrator equally; provided, however, the Arbitrator shall have the authority to award costs and expenses to either party and/or to require either party to pay a greater proportion of the Arbitrator's fees and expenses if the Arbitrator determines that the either party pursued the Arbitration or resisted settlement of the dispute frivolously or arbitrarily.

                  (d) All payments of Redemption Payments and Substitute Redemption Payments shall be due within thirty (30) days after the end of the calendar month or calendar year, as applicable, to which such Redemption Payments or Substitute Redemption Payments relate. Payments not made when due shall accrue interest at an annual rate equal to the "prime rate" published in the Wall Street Journal from time to time plus two percent (2%).

                  3.7 Calpine Guaranty. Calpine shall guarantee the due and punctual payment by the Company of the Redemption Payments, the Substitute Redemption Payments and the liquidated damages set forth in Section 3.5

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

pursuant to a guaranty (the "Calpine Guaranty") in the form of Exhibit A attached hereto.

                  3.8 Contract Parties. In furtherance of the obligation of the Company to make the Redemption Payments, Purchaser and the Company agree that, during the Redemption Term, any and all contracts providing for the provision of electric energy or capacity or steam by either Project shall be entered into by Clear Lake or Texas City, as the case may be, and shall not be contractual obligations of the Company, Purchaser or any of their respective shareholders or Affiliates. If any contracts providing for the provision of electric energy or capacity or steam by either Project are entered into by the Company, Purchaser or any of their respective shareholders or Affiliates in violation of the foregoing covenant, rather than by Clear Lake or Texas City, as the case may be, the gross revenues received pursuant to such contracts shall be included in the Gross Revenues for purposes of calculating Redemption Payments hereunder.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF DOMINION ENTITIES

                  Subject to the qualifications and exceptions set forth below, the Dominion Entities jointly and severally represent and warrant to the Calpine Entities that, as of the date hereof and as of the Closing Date:

                  4.1      Organization and Standing

                  (a) Each of the Dominion Entities and DEI Texas is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Each of the Dominion Entities and DEI Texas is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as now being conducted, except in those jurisdictions where the failure to be so qualified or licensed would not create a Material Adverse Effect or have a material adverse effect on Seller's or DEI's ability to perform its obligations hereunder. DEI Texas does not have any Subsidiaries.

                  (b) To the Dominion Entities' actual knowledge, Bayonne is a general partnership duly organized, validly existing and in good standing under the laws of the State of New Jersey. Seller has previously delivered to
Purchaser such copies of the joint venture agreement of Bayonne and all amendments, attachments, exhibits and schedules thereto (the "Bayonne Partnership Agreement") as Seller has in its possession.

                  4.2 Authority; Binding Agreement. Each of the Dominion Entities has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by each of the Dominion Entities. This Agreement has been duly and validly executed and delivered by each of the Dominion Entities and constitutes the valid and binding obligation of each Dominion Entity, enforceable against such Dominion Entity in accordance
with  its  terms,  subject  to  bankruptcy,   insolvency,

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

fraudulent transfer, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  4.3 Conflicts; Consents. Except as set forth on Schedule 4.3, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by each of the Dominion Entities with all of the provisions hereof will (i) conflict with or result in a breach of or require any consent or approval under the Charter Documents of any Dominion Entity, DEI Texas or EC5, (ii) conflict with or result in a default or require any consent or approval under any of the provisions of any contract, agreement or other instrument to which any Dominion Entity, DEI Texas or, to the Dominion Entities' actual knowledge, EC5 is a party or by which it is bound,
(iii) violate any Legal Requirement applicable to any Dominion Entity, DEI Texas or, to the Dominion Entities' actual knowledge, EC5 or their respective properties or assets, or (iv) result in the creation or imposition of any Lien or Claim on the any of the Purchased Assets or the Redeemed TCC Stock or on the properties or assets of the Company or any of its Subsidiaries, DEI Texas or, to the Dominion Entities' actual knowledge, EC5 under any agreements, obligations or undertakings entered into by either of the Dominion Entities or DEI Texas. Except as otherwise set forth on Schedule 4.3, no consent or approval from any Governmental Entity or other Person, nor any notification of or filing with any Governmental Entity or other Person, is required in connection with the execution, delivery and performance by the Dominion Entities of this Agreement or the consummation of the transactions contemplated hereby.

                  4.4      Title to Purchased Assets and Redeemed TCC Stock.

                  (a) Seller is the lawful owner, of record and beneficially, of all of the Class B Common Stock. All shares of the Class B Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Seller has good and marketable title to the Class B Common Stock, free and clear of all Liens, Claims and Third Party Rights, and with no restriction on or agreement relating to the voting rights and the other incidents of record and beneficial ownership of such Class B Common Stock except as provided in the Stockholders Agreement. At the Closing, Seller will transfer such good and marketable title to the Purchased TCC Stock to Purchaser and will tender the Redeemed TCC Stock to the Company, in each case free and clear of all Liens, Claims and Third Party Rights and with no restriction on or agreement relating to the voting rights and the other incidents of record and beneficial ownership except the Stockholders Agreement.

                  (b) The DEI Texas Stock consists of ten (10) shares of common stock. There are no other classes of DEI Texas Stock issued or outstanding. DEI is the lawful owner, of record and beneficially, of all of the DEI Texas Stock and of the Administrator's interest under the Administrative Services Agreement. All shares of the DEI Texas Stock have been duly authorized and validly issued and are fully paid and nonassessable. DEI has good and marketable title to the DEI Texas Stock and the Administrator's interest under the Administrative Services Agreement, free and clear of all Liens, Claims and Third Party Rights, and, with respect to the DEI Texas Stock, with no restriction on or agreement relating to the voting rights and the other incidents of record and beneficial ownership of such DEI Texas. At the

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

Closing, Seller will transfer such good and marketable title to the DEI Texas Stock and to the Administrator's interest under the Administrative Services Agreement to Purchaser, in each case free and clear of all Liens, Claims and Third Party Rights, except that the transfer of the Administrator's interest under the Administrative Services Agreement requires the consent of the Company thereto, and, with respect to the DEI Texas Stock, with no restriction on or agreement relating to the voting rights and the other incidents of record and beneficial ownership.


                  4.5 Bayonne Partnership Interest. EC5 owns a 7.06% general partnership interest in Bayonne (the "Bayonne Interest"). To the Dominion Entities' actual knowledge, the Bayonne Partnership Agreement is in full force and effect. All capital contributions, loans and other advances that EC5, the Dominion Entities or their Affiliates have been notified by Bayonne (or the managing general partner thereof) are required to be made have been made by EC5 or one of the Dominion Entities to Bayonne on or before the Closing Date. No Dominion Entity has granted to any other Person, and to the Dominion Entities' actual knowledge no Person holds, any outstanding rights to acquire or options, warrants, call agreements, convertible securities or other Third Party Rights to acquire, directly or indirectly, the Bayonne Interest. No Dominion Entity has entered into any, and to the Dominion Entities' actual knowledge there are no, voting agreements or other restrictions with respect to voting rights and the other incidents of ownership of the Bayonne Interest except as set forth in the Bayonne Partnership Agreement. To the Dominion Entities' actual knowledge, Bayonne has not sold or refinanced, or agreed to sell or refinance, the Bayonne Project.

                  4.6 Brokers. No agent, broker, investment banker or any other Person acting on behalf of any of the Dominion Entities or under their authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

                  4.7 Financial Information. Seller has delivered to Purchaser the balance sheets and income statements of DEI Texas as of December 31, 1997, certified as true and correct by the chief financial officer of DEI Texas (the "DEI Texas Financial Statements") and such copies of the audited balance sheets and income statements of Bayonne as of December 31, 1996 as Seller has in its possession (the "Bayonne Financial Statements"). The DEI Texas Financial Statements present fairly, as of December 31, 1997, the financial position of DEI Texas in conformity with GAAP. To the Dominion Entities' actual knowledge, the Bayonne Financial Statements are the most recent statements of the financial condition and results of operations of Bayonne that EC5, the Dominion Entities or their Affiliates have in their possession. Except as set forth on Schedule 4.7, DEI Texas does not have any liabilities in excess of $25,000 which are not reflected on the DEI Texas Financial Statements. Except for any unpaid amounts due to DEI for services performed by DEI under the Administrative Services Agreement prior to the Closing Date (which do not exceed $75,000) and amounts due to DEI Texas under the DEI Texas Gas Supply Agreements for gas supplied thereunder by DEI Texas prior to the Closing Date (which do not exceed $20,000,000), none of the

Company, the Company's Subsidiaries or DEI Texas have any obligations or liabilities, including any Indebtedness, to any of the Dominion Entities or any of their Affiliates which will survive the Closing Date.

                  4.8 Absence of Changes. Except as set forth on Schedule 4.8, since December 31, 1997, DEI Texas has been operated in the ordinary course of business and there has not been:

                  (a) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by DEI Texas other than current obligations and liabilities incurred in the ordinary course of business not exceeding $25,000 in the aggregate;

                  (b) except for dividends referred to in Section 6.11, any declaration, setting aside or payment of any dividend or other distribution with respect to the DEI Texas Stock, any direct or indirect redemption, purchase or other acquisition of any of the DEI Texas Stock or any split, subdivision or reclassification of the DEI Texas Stock;

        (c)  any  sale,  assignment  pledge,  encumbrance,   transfer  or  other
disposition of any material asset of DEI Texas;

        (d) any material damage, destruction or loss (whether or not covered by insurance) affecting any material asset or property of DEI Texas;

                  (e) any change in the independent accountants of DEI Texas or in the accounting methods or practices followed by DEI Texas, or any change in depreciation or amortization policies or rates followed by DEI Texas;

        (f) any liquidation, winding up, merger or consolidation involving DEI Texas or, to the Dominion Entities' actual knowledge, Bayonne;

        (g) any incurrence of new or additional indebtedness on the part of DEI Texas; or

        (h) any agreement, whether in writing or otherwise to take any of the actions specified in the foregoing items (a) through (g).

                  4.9 Tax Matters. All federal, state, local and foreign tax returns required to be filed by or on behalf of DEI Texas have been filed with the appropriate governmental authorities or bodies in all jurisdictions in which such returns or pro forma returns are required to be filed. Seller has delivered to Purchaser true and complete copies of such returns in respect of the three most recent tax years of DEI Texas. All federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties and withholdings of tax) due from or payable by DEI Texas have been paid on a timely basis or are adequately provided for on the DEI Texas Financial Statements. No issues have been raised by the Internal Revenue Service upon audit with respect to DEI Texas, no state, local or foreign audits or other administrative proceedings or court proceedings exist or have been initiated with regarding to any taxes or tax returns of DEI Texas, and none of the Dominion Entities or DEI Texas has received any written notice that such an

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audit is pending or  threatened.  The books and records  maintained by DEI Texas and the DEI Texas Financial Statements, as of the date thereof and subject to adjustments consistent with GAAP, accrue liabilities for all taxes which are not yet due and payable, except where the failure to do so would not have a Material Adverse Effect.

                  4.10     Agreements, Etc.

                  (a) Schedule 4.10A contains a true and complete list of all written contracts, agreements, leases, loan agreements, pledge or security agreements, mortgages, deeds of trust, collective bargaining agreements, employment agreements, partnership or joint venture agreements, shareholders agreements, options, restrictive covenants and other contractual agreements and instruments (each a "Contract" and collectively, "Contracts") to which DEI Texas or any of the Dominion Entities (insofar as they relate to DEI Texas) is a party or by which any of them are bound. None of the Dominion Entities, DEI Texas and, to the best of the Dominion Entities' knowledge, any other party is in default under any such Contract nor, to the best of the Dominion Entities' knowledge, is any party to any such Contract currently threatening or proposing a termination thereof. Seller has delivered to Purchaser true and correct copies of each such Contract. Each such Contract is in full force and effect and is the valid and binding obligation of DEI Texas or the applicable Dominion Entity, as the case may be, enforceable against such party or parties in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) Schedule 4.10B contains a true and correct list of all Contracts relating to or affecting the Projects to which any Dominion Entity or any Affiliate of any Dominion Entity (other than the Company and its Subsidiaries or DEI Texas) is a party or by which any of them or their respective properties are bound. Each such Contract is in full force and effect and is the valid and binding obligation of DEI Texas or the applicable Dominion Entity, as the case may be, enforceable against such party or parties in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. None of the Dominion Entities, DEI Texas and, to the best of the Dominion Entities' knowledge, any other party is in default under any such Contract nor, to the best of the Dominion Entities' knowledge, is any party to any such Contract currently threatening or proposing a termination thereof. Without limiting the generality of the foregoing, to the best of the Dominion Entities knowledge, DEI has performed all of its obligations under the Administrative Services Agreement in all material respects and is not in default thereunder.

                  (c) The copies of the Contracts relating to Bayonne which Seller or DEI has delivered to Purchaser are complete copies of the copies of such Contracts which are Seller's, DEI's or their Affiliates' possession.

                  4.11     Assets, Property and Related Matters.

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                  (a) Items 2 and 12 on Schedule 4.10A are all material  assets, including all real and personal property, owned or leased by DEI Texas. Except as set forth in Schedule 4.10A, DEI Texas has good and valid title to such assets, free and clear of all Liens, Claims and Third Party Rights.

                  (b)      The sole asset owned by EC5 is the Bayonne Interest.

                  4.12 Nature of Business. DEI Texas is not and has not engaged in any business or activity other than the purchase and sale of natural gas supplied to the Projects and activities incidental thereto.

                  4.13 Compliance With Laws. Except as set forth in Schedule 4.13A, DEI Texas and the Dominion Entities (insofar as it relates to or affects DEI Texas or the DEI Texas Stock) are each in compliance with all Legal Requirements applicable to DEI Texas and the Dominion Entities (insofar as it relates to or affects DEI Texas or the DEI Texas Stock), including Legal Requirements relating to pollution, protection of the environment or Hazardous Materials, and none of them has received any written notice of violation of any such Legal Requirement. DEI Texas and the Dominion Entities (insofar as it relates to or affects DEI Texas or the DEI Texas Stock) each have all federal, state, local and foreign governmental licenses and permits necessary to conduct their respective businesses as presently being conducted, and DEI Texas and the Dominion Entities (insofar as it relates to or affects DEI Texas or the DEI Texas Stock) are each in compliance therewith in all material respects except where the failure to have such permits would not reasonably be expected to have a Material Adverse Effect. All such licenses and permits held by DEI Texas and the Dominion Entities (insofar as it relates to or affects DEI Texas or the DEI Texas Stock) are listed on Schedule 4.13A and are in full force and effect. DEI Texas and the Dominion Entities (insofar as it relates to or affects DEI Texas or the DEI Texas Stock) have received, handled, used, stored, treated, shipped and disposed of all Hazardous Materials in compliance in all material respects with all applicable Legal Requirements. There have been no unremedied releases of Hazardous Materials by DEI Texas or the Dominion Entities (insofar as it relates to or affects DEI Texas or the DEI Texas Stock) except such as would not reasonably be expected to have a Material Adverse Effect.

                  4.14 Employees; Employee Plans. DEI Texas does not currently have, nor has it ever had, any employees. DEI Texas does not currently have and has never established or maintained any ERISA Plan, any other pension, retirement, savings, deferred compensation or profit-sharing plan, any stock option, stock appreciation, performance share, bonus or other incentive plan, any severance plan, any health, group insurance or other welfare plan, or any other similar plan. All persons performing services for Seller, DEI or DEI Texas in connection with the Company, its Subsidiaries or the Projects, including services under the Administrative Services Agreement, are employees of DEI, DRI or a subsidiary of DRI, except that Earl Gore and Alan Hodges are not employees of DEI, DRI or a subsidiary of DRI, but have consulting agreements directly with the Company

                  4.15     Litigation.

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                  (a)  Except  as set  forth in  Schedule  4.15A,  there  are no pending lawsuits, actions, claims, investigations or legal, administrative or arbitration proceedings by, against or in respect of DEI Texas or the Dominion Entities (insofar as it relates to or affects DEI Texas or the DEI Texas Stock), and, to the best of the Dominion Entities' knowledge, no such lawsuits, actions, claims, investigations or legal, administrative or arbitration proceedings are threatened. To the best of the Dominion Entities' knowledge, no material investigations relating to DEI Texas or the Dominion Entities (insofar as it relates to or affects DEI Texas or the DEI Texas Stock) are pending or have been threatened by or before any Governmental Entity. Except as set forth in Schedule 4.15A, there are no existing judgments, decrees, injunctions or orders of any court, arbitrator or other Governmental Entity against DEI Texas or the Dominion Entities (insofar as relates to or affects DEI Texas or the DEI Texas Stock).

                  (b) Except as set forth in Schedule 4.15B, there are no pending lawsuits, actions, claims, investigations or legal, administrative or arbitration proceedings by, against or in respect of the Dominion Entities (insofar as it relates to or affects EC5, Bayonne or the Bayonne Interest) or, to the Dominion Entities' actual knowledge, EC5, and, to the best of the Dominion Entities' knowledge with respect to the Dominion Entities and to the
Dominion  Entities'  actual  knowledge  with  respect to EC5, no such  lawsuits, actions, claims, investigations or legal, administrative or arbitration proceedings are threatened. To the best of the Dominion Entities' knowledge with respect to the Dominion Entities and the Dominion Entities' actual knowledge with respect to EC5, no material investigations relating to EC5 or the Dominion Entities (insofar as it relates to or affects EC5, Bayonne or the Bayonne Interest) are pending or have been threatened by or before any Governmental Entity. Except as set forth in Schedule 4.15B, there are no existing judgments, decrees, injunctions or orders of any court, arbitrator or other Governmental Entity against the Dominion Entities (insofar as it relates to or affects EC5, Bayonne or the Bayonne Interest) or, to the Dominion Entities' actual knowledge, EC5.

        4.16 Utility Regulation. DEI Texas is not and has never been engaged in the generation, transmission, distribution or sale of electric power.

        4.17 Investment Company. None of the Dominion Entities or DEI Texas is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Subject to the qualifications and exceptions set forth below, the Purchaser represents and warrants to the Dominion Entities that, as of the date hereof and as of the Closing Date:

                  5.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which

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such  qualification  is  necessary  because  of the  property  owned,  leased or operated by it or because of the nature of its business as now being conducted, except in those jurisdictions where the failure to be so qualified or licensed would not create a Material Adverse Effect or have a material adverse effect on Purchaser's ability to perform its obligations hereunder.

                  5.2 Authority; Binding Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  5.3 Conflicts; Consents. Except as set forth on Schedule 5.3, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with all of the provisions hereof will (i) conflict with or result in a breach of or require any consent or approval under the Charter Documents of Purchaser, (ii) conflict with or result in a default or require any consent or approval under any of the provisions of any contract, agreement or other instrument to which Purchaser is a party or by which it is bound, or (iii) violate any Legal Requirement applicable to Purchaser or their respective properties or assets. Except as otherwise set forth on Schedule 5.3, no consent or approval from any Governmental Entity or other Person, nor any notification of or filing with any Governmental Entity or other Person, is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

                  5.4 Acquisition As Investment. Purchaser is acquiring the Purchased TCC Stock and the DEI Texas Stock for its own account as an investment without the present intent to sell, transfer or distribute the Purchased TCC Stock or DEI Texas Stock to any other Person other than the possible transfer of such stock to one or more wholly owned Subsidiaries of Calpine.

                  5.5 Brokers. No agent, broker, investment banker or any other Person acting on behalf of Purchaser or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

                                   ARTICLE VI
                       ADDITIONAL AGREEMENTS AND COVENANTS

                  6.1 Covenant Not To Compete. Seller agrees that, for a period of twenty-five (25) years from and after the Closing Date, it will not sell, agree to sell or attempt to sell steam to any Persons who are purchasing steam from either Project to supply such Person's needs in Texas. Seller acknowledges and agrees that the foregoing covenant is a material part of the

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consideration for the payment of the Redemption Payments as described in Article
III above.

                  6.2 Further Assurances. The Dominion Entities and Purchaser shall cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, and (iii) use all commercially reasonable efforts to obtain all necessary consents, approvals and authorizations of all other parties necessary or advisable to consummate the transactions contemplated by this Agreement or required by the terms of any Contract to which any of the Dominion Entities, the Calpine Entities, the Company and its Subsidiaries, DEI Texas or Bayonne is a party or by which any of them or their respective properties is bound. Each of the Dominion Entities and Purchaser agrees to execute, and to cause its Subsidiaries and Affiliates to execute, such additional documents or instruments as any other party hereto may from time to time reasonably request in order to confirm or carry out the transactions contemplated by this Agreement; provided, however, that no such document or instrument shall expand a party's liabilities or obligations beyond that contemplated in this Agreement.

                  6.3 Books and Records. On the Closing Date, or as soon thereafter as reasonably possible, the Dominion Entities will deliver to Purchaser all of the books and records of DEI Texas and all books and records maintained by or in the possession of the Dominion Entities or their Affiliates (including DEI in its capacity as Administrator under the Administrative Services Agreement) relating to the Company and its Subsidiaries (including
EC5).

                  6.4      [intentionally omitted]

                  6.5      Taxes.

                  (a) The Dominion Entities shall be responsible for 100% of all Taxes related or attributable to DEI Texas for all periods up to and including the Closing Date. Purchaser shall be responsible for 100% of all Taxes related or attributable to the Company and its Subsidiaries (including EC5) and DEI Texas for all periods after the Closing Date. For purposes of this Agreement,
(i) the amount of any taxable income or Taxes attributable to the pre-Closing portion of any taxable period beginning before and ending after the Closing Date (the "Straddle Period") shall be determined by reference to the relative amounts of the Company's or DEI Texas', as the case may be, pre-tax net book income (determined in accordance with GAAP) in the pre-Closing and post-Closing portions of such Straddle Period; provided, however, that any extraordinary transaction shall be allocated to the portion of such Straddle Period in which it occurred.

                  (b) DEI shall prepare and timely file all Tax Returns of DEI Texas for all tax periods ending before the Closing Date and shall cooperate with and, if requested, assist Purchaser in preparing and filing all Tax Returns of DEI Texas for all tax periods ending on or after the Closing Date, including any Straddle Period. The Dominion Entities shall also cooperate with and, if requested, assist Purchaser and the Company in preparing and

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filing all Tax Returns of the Company and its  Subsidiaries  for all tax periods ending on or before December 31, 1998 which have not been filed as of the Closing Date.

                  (c) The Tax Returns referred to in Section 6.5(b) shall be prepared in a manner consistent with past practice, unless a contrary treatment is required by an intervening change in the applicable law. DEI shall cause to be made available to Purchaser a copy of any Tax Return that is DEI's responsibility under Section 6.5(b), and Purchaser shall cause to be made available to the Dominion Entities a copy of any Tax Return relating to any tax period ending before the Closing Date and any Straddle Period that is Purchaser's responsibility under Section 6.5(b), in each case together with all relevant work papers and other information. Each such Tax Return shall be made available for review no later than twenty (20) Business Days prior to the due date (including all extensions) for the filing of such Tax Return. A copy of any such Tax Return shall be provided to the Dominion Entities or Purchaser, as applicable, no later than ten (10) Business Days after such Tax Return is filed.

                  (d) DEI and Purchaser shall each notify the other party in writing within 30 days of receipt of written notice of any pending or threatened Tax examination, audit or other administrative or judicial proceeding (a "Tax Contest") that could reasonably be expected to affect the Taxes for which the other party is responsible under Section 6.5(a). If the recipient of such notice of a Tax Contest fails to provide such notice to the other party, the other party shall not be responsible for any Taxes, including interest and penalties, to the extent they would have been avoided or which would not have been payable had such party received timely notice of the Tax Contest.

                  (e) Except as provided in the last sentence of this Section 6.5(e), if a Tax Contest relates to any Taxes for which any of the Dominion Entities is responsible in full hereunder, the Dominion Entities shall at their expense control the defense and settlement of such Tax Contest. Except as provided in the last sentence of this Section 6.5(e), if such Tax Contest relates to any period beginning after the Closing Date or to any Taxes for which Purchaser is responsible in full hereunder, Purchaser shall at its own expense control the defense and settlement of such Tax Contest. The party not in control of the defense shall have the right to observe the conduct of any Tax Contest at its expense, including through its own counsel and other professional experts. The Dominion Entities and Purchaser shall jointly control the defense and settlement of any Tax Contest relating to a Straddle Period, and the fees and expenses related thereto shall be paid 50% by the Dominion Entities and 50% by Purchaser.

                  (f) Notwithstanding anything to the contrary in Section 6.5(e), to the extent that an issue raised in any Tax Contest controlled by one party or jointly controlled could materially affect the liability for Taxes of the other party, the controlling party shall not, and neither party in the case of joint control shall, enter into a final settlement without the consent of the other party, which consent shall not be unreasonably withheld. Where a party withholds its consent to any final settlement, that party may continue or initiate further proceeding, at its own expense, and the liability of the

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party that wished to settle (as between the  consenting  and the  non-consenting party) shall not exceed the liability that would have resulted from the proposed final settlement (including interest, additions to Tax, and penalties that have accrued at that time), and the non-consenting party shall indemnify the consenting party for such Taxes.

                  6.6 Confidentiality. After the Closing Date, the Dominion Entities shall not use, disclose or provide, and shall cause their Affiliates not to use, disclose or provide, directly or indirectly, to any other Person any confidential or proprietary information relating to the Company, its Subsidiaries, DEI Texas or Bayonne except (i) as is required pursuant to any applicable Legal Requirement, (ii) information that was or becomes available in the public domain without any breach of any confidentiality obligation by the Dominion Entities or their Affiliates, or (iii) in accordance with and to the extent provided in Section 3.6(b).

                  6.7 Employment Matters. The Dominion Entities consent to Purchaser or its Affiliates entering into direct discussions with their or their Affiliates' employees who are currently performing services for the Company or its Subsidiaries regarding possible future employment by Purchaser or its Affiliates; provided, however, Purchaser and its Affiliates shall not be obligated to offer employment to any such employees. Purchaser and its Affiliates shall not incur any liability as a result of such discussions. The Dominion Entities shall remain liable for all salary, benefits, severance payments, bonus payments and other payments of any kind due or payable to such employees (to and including the date of their employment by Purchaser or its Affiliates in the case of employees who are hired by Purchaser or its Affiliates), except that the foregoing shall not affect DEI's rights to recover any such amounts as Administrator under the Administrative Services Agreement.

                  6.8      Certain Organizational Matters.

                  (a) Seller and Purchaser each agree to vote their respective shares of stock in the Company, and to cause the respective directors of the Company appointed by them to vote, in favor of, and for the adoption of all necessary resolutions and the taking of all necessary actions for, (i) the payment of any Additional Dividend which may be payable as provided in Section
2.3 above and (ii) the redemption by the Company of the Redeemed TCC Stock and the payment of the Redemption Payments to Seller as provided in Article III above.

                  (b) Subject to the satisfaction of the conditions precedent to their respective obligations hereunder, the Dominion Entities and Purchaser hereby agree to terminate, and Purchaser shall cause Calpine to terminate, as of the Closing Date, (i) the Stockholders Agreement, (ii) the Reorganization Agreement, (iii) the Agreement Regarding Stockholders Agreement, (iv) the Override and Standstill Agreements, and (v) the Equity Support Agreements; provided, however, that the termination of such agreements shall not terminate
(x) any releases of liabilities given or contained in any such agreements or (y) any obligations of the parties thereto, including payment and indemnity obligations, arising out of or relating to the period prior to the Closing Date or events or transactions occurring prior to the Closing

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Date,  including  the  indemnity  obligations  under  Section 3 of  Amendment of
Reorganization Agreement dated as of June 30, 1991, except that all indemnity and other obligations of either Dominion Entity or DRI under the Reorganization Agreement, to the extent (but only to the extent) that such obligations cover the matters disclosed in item 1 of Schedule 4.15B, shall terminate as of the Closing Date; provided, further, that upon the termination of such agreements, each of the parties thereto shall release the other parties from, and shall be released by the other parties from, any further obligations or liabilities under such agreements arising out of or relating to events or transactions occurring after the Closing Date. The Dominion Entities and Purchaser agree to execute and deliver, and to cause their respective Affiliates to execute and deliver, at Closing such agreements and instruments as may be necessary to effectuate or evidence such termination and any continuing obligations or releases.

                  6.9 Certain Consents and Releases. The Dominion Entities and Purchaser shall each use all commercially reasonable efforts to obtain all consents and releases of liability listed on Schedule 6.9; provided, however, that "commercially reasonable efforts" shall not be deemed to require any of the Dominion Entities or Purchaser to make any payments to any of the Persons listed on Schedule 6.9 in order to obtain such consents and approvals.

        6.10 Transaction Costs. Each of the Dominion Entities and Purchaser shall bear and pay all of the costs, fees and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.

                  6.11 DEI Texas Dividend, Receivables and Payables. The Dominion Entities may, at their option, cause DEI Texas to declare and pay a dividend to DEI, as its sole shareholder at that time, a dividend equal to the sum of (i) all cash held by DEI Texas on the Closing Date and (ii) all rights to receive payment of accounts receivable of DEI Texas existing as of the Closing Date; provided, however, that the foregoing dividend shall be net of and shall be reduced by the amount of all outstanding liabilities of DEI Texas (including accounts payable to DEI and its Affiliates) as of the Closing Date, other than the liabilities described in items 1 and 2 on Schedule 4.7. Purchaser shall cause DEI Texas to use commercially reasonable efforts to collect such accounts receivable and shall remit to DEI the amounts collected, net of liabilities payable by DEI or reimbursable to Purchaser or DEI Texas, during the previous calendar month (and not previously paid to or for the benefit of DEI) on or before the twentieth (20th) day of the next following calendar month, commencing with the calendar month following the one in which the Closing Date occurs, until all such receivables and liabilities have been collected or paid in full. Regardless of whether or not such a dividend is declared, DEI shall be entitled to receive all amounts collected with respect to accounts receivable of DEI Texas existing as of, or relating to any period prior to, the Closing Date and shall be responsible for and shall pay, or shall reimburse Purchaser and DEI Texas for the payment of, all accounts payable of DEI Texas existing as of, or relating to any period prior to, the Closing Date, other than the liabilities described in items 1 and 2 on Schedule 4.7.

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

                  6.12 Amounts Payable With Respect to Bayonne Interest or Due Under Reorganization Agreement. Seller shall be entitled to receive and retain all payments or distributions on account of the Bayonne Interest for the period prior to the Closing Date and shall continue to be responsible for all cash calls, claims, losses, damages, expenses or liabilities relating to the Bayonne Interest as provided under the Reorganization Agreement for the period prior to the Closing Date, except that all indemnity and other obligations of either Dominion Entity or DRI under the Reorganization Agreement, to the extent (but only to the extent) that such obligations cover the matters disclosed in item 1 of Schedule 4.15B, shall terminate as of the Closing Date. Without limiting the parties' rights and obligations under Section 6.8(b), on or before the Closing Date, Purchaser and its Affiliates shall pay all amounts due under the Reorganization Agreement for all periods ending on the Closing Date.

                  6.13 Change of Name. Promptly following the Closing, Purchaser shall take all steps necessary to amend the articles of incorporation of DEI Texas to change the name of DEI Texas to a name which does not include "DEI" or "Dominion" or other similar names or references to DEI or its Affiliates. After completing such name change, neither Purchaser nor DEI Texas shall use the names "DEI" or "Dominion" in any fashion in connection with their respective businesses.

                  6.14 Intercompany Accounts. Without limiting the parties' rights and obligations under Section 6.11, on the Closing Date, DEI Texas and the Company shall pay all amounts owed, as of the Closing Date, to Seller, DEI and their Affiliates and to Purchaser and its Affiliates.

                  6.15 Termination of Insurance Policies. DEI shall take such actions as are necessary to terminate, effective as of the Closing Date, the existing insurance policies which DEI maintains in favor of the Company pursuant to the Administrative Services Agreement. DEI may retain one half of any premium refunds and other amounts received in connection with the termination of such insurance policies and shall pay or cause to be paid to Purchaser (or, at Purchaser's election, the Company) the other one half of all such premium refunds and other amounts.

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

        7.1 Conditions To Purchaser's Obligations. Purchaser's obligations under this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions, unless waived by the Calpine Entities in writing:

                  (a) The representations and warranties of the Dominion Entities contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date.

                  (b) The Dominion Entities shall have performed and complied with all of, and shall not as of the Closing Date be in default under any of, the covenants, agreements and obligations contained in this Agreement which

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

are required to be performed or complied with by any of the Dominion Entities on or prior to the Closing Date.

        (c) No Material Adverse Effect shall have occurred and be continuing on the Closing Date.

                  (d) This Agreement and the transactions contemplated hereby shall have been approved by the Boards of Directors of each of the Calpine Entities.

                  (e) Purchaser shall have received (i) from Seller one or more stock certificates evidencing the Purchased TCC Stock being purchased by Purchaser, (ii) from DEI one or more stock certificates evidencing the DEI Texas Stock, and (iii) from DEI an assignment agreement reasonably satisfactory in form and substance to Purchaser pursuant to which DEI's interest under the Administrative Services Agreement is assigned to Purchaser or one of its Affiliates.

                  (f) Seller shall have tendered to the Company, and the Company shall have accepted and redeemed, the Redeemed TCC Stock as provided in Article III hereof.

                  (g) Purchaser shall have received certificates of the President or any Vice President of each Dominion Entity confirming the matters set forth in Section 7.1(a) and (b) as of the Closing Date, in form and substance reasonably satisfactory to Purchaser.

                  (h) Purchaser shall have received copies of all duly executed and delivered waivers and consents listed on Schedule 4.3 and Schedule 6.9, each in form and substance reasonably satisfactory to Purchaser.

                  (i) Purchaser shall have received copies of each of the Contracts listed on Schedules 4.10A and Schedule 4.10B, certified as of the Closing Date as true, correct and complete by the President or any Vice President of DEI.

                  (j) Purchaser shall have received all of the books and records of DEI Texas and true and correct copies of all records in the possession of the Dominion Entities relating to the Company and its Subsidiaries.

                  (k) The Dominion Entities,  the Calpine Entities and any other
necessary   Persons  shall  have  executed  and  delivered  all  agreements  and instruments necessary to effectuate the covenants set forth in Section 6.8(b).

                  (l) Purchaser shall have received the unconditional resignations of (i) all officers and directors of the Company and its Subsidiaries appointed by any of the Dominion Entities and (ii) all officers and directors of DEI Texas, in each case effective as of the Closing Date.

                  (m) Purchaser shall have received certificates from the Secretary or an Assistant Secretary of each Dominion Entity, dated as of the Closing Date, certifying the Charter Documents of each Dominion Entity and

DEI Texas, the resolutions of the Board of Directors of each Dominion Entity and the incumbency and specimen signatures of each person executing this Agreement and any agreements, instruments, certificates or other documents delivered pursuant hereto by or on behalf of the Dominion Entities or DEI Texas.

                  (n) Purchaser shall have received the opinion, dated the Closing Date, of McGuire, Woods, Battle & Boothe LLP, counsel to the Dominion Entities, as to the matters set forth in Sections 4.1, 4.2 and 4.3 in form and substance reasonably satisfactory to Purchaser.

                  (o) Purchaser shall have received (i) good standing certificates (A) of the Dominion Entities and DEI Texas in their respective jurisdictions of organization and (B) of DEI and DEI Texas in the State of Texas, and (ii) a certificate of existence of Bayonne in the State of New Jersey, in each case as of a date not less than ten (10) days prior to the Closing Date.

                  (p) No injunction or order issued by a court of competent jurisdiction that prohibits the consummation of the transactions contemplated herein shall be in effect.

        7.2 Conditions To Dominion Entities' Obligations. The obligations of the Dominion Entities under this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions, unless waived by the Dominion Entities in writing:

                  (a) The representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date.

                  (b) Purchaser shall have performed and complied with all of, and shall not as of the Closing Date be in default under any of, the covenants, agreements and obligations contained in this Agreement which are required to be performed or complied with by Purchaser on or prior to the Closing Date.

                  (c) This Agreement and the transactions contemplated hereby shall have been approved by the Boards of Directors of each of the Dominion Entities.

        (d) Purchaser shall have paid the Purchase Price to Seller as provided in Section 2.2.

                  (e) Seller shall have tendered to the Company, and the Company shall have accepted and redeemed, the Redeemed TCC Stock as provided in Article III hereof, and Calpine shall have delivered to Seller the duly executed Calpine Guaranty.

                  (f) The Dominion Entities shall have received certificates of the President or any Vice President of Purchaser confirming the matters set forth in Section 7.2(a) and (b) as of the Closing Date, in form and substance reasonably satisfactory to the Dominion Entities.

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

                  (g) The Dominion Entities shall have received copies of all duly executed and delivered waivers and consents listed on Schedule 5.3 and
Schedule 6.9, each in form and substance reasonably satisfactory to the Dominion Entities.

                  (h) The Dominion Entities,  the Calpine Entities and any other
necessary   Persons  shall  have  executed  and  delivered  all  agreements  and instruments necessary to effectuate the covenants set forth in Section 6.8(b).

                  (i) The Dominion Entities shall have received certificates from the Secretary or an Assistant Secretary of Purchaser, dated as of the Closing Date, certifying the Charter Documents of Purchaser, the resolutions of the Board of Directors of Purchaser and the incumbency and specimen signatures of each person executing this Agreement and any agreements, instruments, certificates or other documents delivered pursuant hereto by or on behalf of Purchaser.

                  (j) The Dominion Entities shall have received the opinion, dated the Closing Date, of Washburn, Briscoe & McCarthy, A Professional Corporation counsel to Purchaser, as to the matters set forth in Sections 5.1,
5.2 and 5.3 in form and substance reasonably satisfactory to the Dominion Entities.

                  (k) No injunction or order issued by a court of competent jurisdiction that prohibits the consummation of the transactions contemplated herein shall be in effect.

                  (l) Seller shall have received, from a third party mutually acceptable to Seller and Purchaser, a valuation report concluding that the Net Present Value of the Redemption Payments equals or exceeds $56,750,000.

                  (m) The letter of credit provided by DEI to HL&P on behalf of Clear Lake pursuant to the power purchase agreement between Clear Lake and HL&P shall have been terminated or returned to DEI, or Purchaser shall have made arrangements with HL&P satisfactory to DEI to terminate such letter of credit or to have it returned to DEI.

                  7.3 Inaccuracy of Representations. If Purchaser, Seller or DEI has knowledge of any material inaccuracy in the representations and warranties of the Dominion Entities or Purchaser hereunder as of the Closing Date or of any facts, circumstances or occurrences that would result in any such material inaccuracy, it shall promptly inform the other parties of such material inaccuracy or such facts, circumstances or occurrences. Such disclosure shall not affect the rights or liabilities of any party with respect to a breach of a representation or warranty hereunder, except that, if such disclosure is made, or such material inaccuracy otherwise becomes known to the party or parties to whom such representation or warranty is to be made, prior to the Closing Date and the party to whom such representation or warranty was made elects to close the transactions contemplated by this Agreement notwithstanding such breach, such party will be deemed to have waived such breach of representation or warranty.

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

                                  ARTICLE VIII
                                 INDEMNIFICATION

                  8.1      Indemnity.

                  (a) The Dominion Entities hereby jointly and severally indemnify and hold harmless the Calpine Entities, the Company and each of its Subsidiaries, and DEI Texas, and their respective Affiliates, directors, officers, employees, agents, successors and assigns, from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses (including reasonable attorney's fees and expenses) incurred or suffered by any such Person directly or indirectly arising or resulting from any Excluded Liability or breach of any representation, warranty, covenant or obligation of any of the Dominion Entities in this Agreement or any agreement, instrument, certificate or other document delivered pursuant to this Agreement by or on behalf of any Dominion Entity; provided that the aggregate liability of the Dominion Entities under this
Section 8.1 shall not exceed the Purchase Price.

                  (b) Purchaser hereby indemnifies and holds harmless the Dominion Entities and their respective Affiliates, directors, officers, employees, agents, successors and assigns from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses (including reasonable attorney's fees and expenses) incurred or suffered by any such Person directly or indirectly arising or resulting from any breach of any representation, warranty, covenant or obligation of Purchaser in this Agreement or any agreement, instrument, certificate or other document delivered pursuant to this Agreement by or on behalf of Purchaser.

                  (c) The Indemnifying Party shall have the right, at its option and at its own expense, to be represented by counsel of its choice and to participate in, or to take exclusive control of, the defense, negotiation and/or settlement of any proceeding, claim or demand which relates to any amounts indemnifiable or potentially indemnifiable under this Article VIII; provided, however, that the Indemnified Party may participate in any such proceeding with counsel of its choice, which shall be at its own expense, unless the Indemnifying Party does not pursue with reasonable diligence such defense, negotiation or settlement. The Indemnified Party shall have a right to notice of any settlement, and the Indemnifying Party shall not execute or otherwise agree to any settlement agreement or consent decree which provides for other than monetary payment (including, but not limited to any with admission of liability, restrictions of business activities or criminal, civil or administrative penalties) without the Indemnified Party's prior written consent, which consent will not be unreasonably withheld. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party, unless such payment or settlement follows the failure of the Indemnifying Party to assume the defense of such claim, in which case such payment or settlement will not result in any waiver of any right of indemnity with respect thereto. If the Indemnifying Party elects not to defend or settle such proceeding, claim or

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

demand and the Indemnified Party defends, settles or otherwise deals with any such proceeding, claim or demand, which settlement may be without the consent of the Indemnifying Party, the Indemnified Party shall provide ten (10) days' advance written notice of any settlement to the Indemnifying Party and will act reasonably and in accordance with its good faith business judgment, but such settlement by the Indemnified Party shall not relieve the Indemnifying Party of any of its obligations or liabilities hereunder, including its obligation to indemnify the Indemnified Party for the costs of such defense and settlement. The parties shall cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.

                  (d) After final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnifying Party and the Indemnified Party shall have arrived at a mutually binding agreement with respect to each separate matter indemnified by the Indemnifying Party, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party with respect to such matter and the Indemnifying Party shall pay all of the sums so owing to the Indemnified Party within ten (10) days after the date of such notice.

                  8.2 Notices. In case any claim or litigation which might give rise to any obligation of a party under this Article VIII (each an "Indemnifying Party") shall come to the attention of the party seeking indemnification hereunder (the "Indemnified Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing of the existence and amount thereof. The Indemnifying Party shall promptly notify the Indemnified Party in writing if it accepts such claim or litigation as being within its indemnification obligations under this Article VIII. Such response shall be delivered no later than thirty
(30) days after the initial notification from the Indemnified Party; provided, however, that if the Indemnifying Party reasonably cannot respond to such notice within thirty (30) days, the Indemnifying Party shall respond to the Indemnified Party as soon thereafter as reasonably possible. A failure to give timely notice as provided in this Section 8.2 will not affect the rights or obligations of any party hereunder except if, and only to the extent that, as a result of such failure, the party which was entitled to receive such notice was actually prejudiced as a result of such failure.

                  8.3 Insurance and Tax Benefits. The amount of any claim by an Indemnified Party for indemnification pursuant to this Article VIII shall be computed net of insurance proceeds and tax benefits received or receivable (and likely to be received) by such Indemnified Party on account of such claim.

                  8.4 Applicability. Subject to Section 8.5 below, the provisions of this Article VIII shall apply notwithstanding the sole, joint or concurrent negligence, strict liability or other fault of the Indemnified Party. If both the Indemnified Party and the Indemnifying Party are adjudicated negligent or otherwise at fault or strictly liable without fault, the contractual indemnification obligations under this Article VIII shall,

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

subject to Section 8.5, continue, but the Indemnifying Party shall only indemnify the Indemnified Party for the percentage of responsibility for the damage or injuries adjudicated to be attributable to the Indemnifying Party.

                  8.5 Limitation on Damages. In no event shall the indemnification obligations under this Article VIII or any other losses, expenses or damages recoverable by any party hereunder cover or include consequential, incidental, special, indirect or punitive damages or lost profits suffered by any party hereto, whether based on statute, contract, tort or otherwise, and whether or not arising from the Indemnifying Party's sole, joint or concurrent negligence, strict liability or other fault.

                                   ARTICLE IX
                               TERMINATION RIGHTS

                             [intentionally omitted]

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

                  10.1 Entire Agreement. This Agreement, the schedules and exhibits attached hereto and the agreements, instruments, certificates and other documents delivered in connection with this Agreement contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties.

        10.2 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  10.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed sufficiently given if delivered personally or by recognized private delivery service (such as Federal Express or DHL), sent by telecopy (with confirmation of receipt), or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
If to Purchaser, to:

                  Calpine Finance Corporation
                  50 West San Fernando Street
                  San Jose, California 95113
                  Attn: Ron A. Walter
                  Telephone:  (408) 995-5115
                  Telecopier:  (408) 995-0505

With a copy to:

                  Washburn, Briscoe & McCarthy,
                  A Professional Corporation
                  55 Francisco Street, Suite 600
                  San Francisco, California 94133
                  Attn: David C. Spielberg

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

                  Telephone:  (415) 421-3200
                  Telecopier:  (415) 421-5044

If to the Dominion Entities, to:

                  Dominion Energy, Inc.
                  Dominion Cogen, Inc.
                  901 East Byrd Street
                  Richmond, Virginia 23219
                  Attn: Christine M. Schwab
                  Telephone:  (804) 775-5868
                  Telecopier:  (804) 698-2783

with a copy to:

                  McGuire, Woods, Battle & Boothe, L.L.P.
                  901 East Cary Street
                  Richmond, Virginia 23219
                  Attn: R. Marshall Merriman, Jr.
                  Telephone:  (804) 775-4380
                  Telecopier:  (804) 698-2120

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section 10.3 or on the fifth business day following the date on which such communication is posted, whichever occurs first.

                  10.4 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be decried to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  10.5 Survival. All representations, warranties and covenants of Seller and Purchaser hereunder shall survive the Closing and expire on the date that is two (2) years after the Closing Date, except with respect to (i) Sections 4.1(a), 4.2, 4.4, 4.6, 5.1, 5.2, 5.5 and 6.10 which shall survive indefinitely, (ii) Sections 3.2 through 3.8, inclusive, which shall terminate upon the termination of the Redemption Term, (iii) Section 6.1, which shall terminate twenty-five (25) years after the Closing Date, and (iv) Sections 4.9 and 6.5 which shall terminate upon the expiration of the statutes of limitations for matters described therein. Further, the indemnification and reimbursement obligations under Article VIII shall survive (x) indefinitely with respect to any indemnity claim based on fraud or intentional misrepresentation, (y) for the applicable survival period described in the preceding sentence with respect to the representations, warranties and covenants described therein, and (z) until any claims for, or any claims that may result in, any liability, judgment, claim, settlement, loss, damage, fee, lien, tax, penalty, obligation or expense for which indemnity may be sought hereunder have been resolved with respect to claims of which the Indemnifying Party has received written notice from the Indemnified Party on or before the last of the survival periods for such claims provided in this Section 10.5.

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

                  10.6 Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

                  10.7 Amendments and Waivers. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure from this Agreement, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  10.8 Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party hereto without the prior written consent of the other parties hereto. Notwithstanding the foregoing, (i) Purchaser may assign any or all of its rights and obligations hereunder to any wholly owned direct or indirect Subsidiary of Calpine, and upon Seller's receipt of notice from Purchaser of any such assignment, Purchaser will be released from all liabilities and obligations hereunder, accrued and unaccrued, such assignee will be deemed to have assumed, ratified, agreed to be bound by and perform all such liabilities and obligations, and all references herein to "Purchaser" shall thereafter be deemed references to such assignee, in each case without the necessity for further act or evidence by the parties hereto or such assignee; (ii) Purchaser and its permitted successors and assigns may assign, transfer, pledge or otherwise dispose of their rights and interests hereunder to a trustee or lending institution(s) for the purposes of financing; provided, however, that no such assignment or disposition shall relive or in any way discharge Purchaser or its permitted successors and assigns from the performance of their duties and obligations under this Agreement; and (iii) Seller may assign any or all of its rights to receive payment of any portion of the Redemption Payments (but not any other rights, including rights of audit or inspection associated therewith) to any Person or Persons, and the Company agrees, upon direction from Seller, to pay such assigned Redemption payments directly to such assignee(s); provided, however, that payment by the Company pursuant to any such notice of assignment from Seller shall constitute full performance by the Company with respect to any obligations to make such Redemption Payments to Seller hereunder; provided, further, that all arrangements necessary to effect such assignments shall be at Seller's sole cost and expense. The Dominion Entities agree to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, conveyance, pledge or disposition of rights hereunder so long as the Dominion Entities' rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

        10.9 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

                  10.10 Consent to Jurisdiction. Each of the Dominion Entities and Purchaser hereby submits to the nonexclusive jurisdiction of the United

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

States District Court for the Southern District of New York and of any state court sitting in the Borough of Manhattan, New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Dominion Entities and Purchaser irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Any and all service of process and any other notice in any such proceeding shall be effective against any of the Dominion Entities and Purchaser if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such Dominion Entity or Purchaser.


IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

DOMINION COGEN, INC.                   CALPINE FINANCE COMPANY


By:   /s/ E. Wayne Harrell             By:   /s/ Scott R. Healy
   -----------------------------          -----------------------------
Name:     E. Wayne Harrell             Name:     Scott R. Healy
     ---------------------------            ---------------------------
Title:    Senior Vice President        Title:
      --------------------------             --------------------------

DOMINION ENERGY, INC.                  TEXAS COGENERATION COMPANY


By:   /s/ E. Wayne Harrell             By:   /s/ Scott R. Healy
   -----------------------------          -----------------------------
Name:     E. Wayne Harrell             Name:     Scott R. Healy
     ---------------------------            ---------------------------
Title:    Senior Vice President        Title:
      --------------------------             --------------------------


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